UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                    Proxy Statement Pursuant to Section 14(a)
            of the Securities Exchange Act of 1934 (Amendment No. __)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Revised Preliminary Consent Revocation Statement
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED) BY RULE 14A-6(E)(2)
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss. 240.14a-12


                                 SIX FLAGS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         (1)  Title of each class of securities to which transaction applies:

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         (2)  Aggregate number of securities to which transaction applies:

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         (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

              ------------------------------------------------------------------

         (4)  Proposed maximum aggregate value of transaction:

              ------------------------------------------------------------------

         (5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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
        PRELIMINARY CONSENT REVOCATION STATEMENT -- SUBJECT TO COMPLETION

                                     [LOGO]

                                 SIX FLAGS, INC.

                                                        _________ __, 2005

Dear Fellow Stockholder:

         On August 17, 2005, Red Zone LLC ("Red Zone"), an investment vehicle controlled and managed by Daniel M. Snyder, commenced a process to remove three directors that you recently elected (including me) and replace them with its slate of handpicked nominees. Red Zone proposes to do this by soliciting your consent to six different proposals, as described in the enclosed document. Red Zone's consent materials state that if its solicitation is successful, it believes its three new directors will influence the Board to remove me as Chairman and CEO and appoint Mr. Snyder as Chairman of the Board and Mark Shapiro, another of Red Zone's Board designees, as CEO, and develop a new operating plan for the Company. Red Zone's most recent materials also state that if its consent solicitation is successful, it will commence a tender offer to increase its ownership of the Company to up to 34.9% of the common stock at a price of $6.50 per share, but only if, at any time during the ninety days following the date its nominees are seated on the Board, the Company's stock closes at a price at or lower than $6.50 per share for five consecutive trading days. On September 15, 2005, the last trading day prior to the first public announcement that Red Zone would commence its offer only if this share price condition were satisfied, the Company's closing price on the NYSE was $7.45. If the offer is commenced it will be subject to a number of conditions, including the appointment of Mr. Snyder as Chairman of the Board and Mr. Shapiro as CEO.

         The Board believes that Red Zone's three pronged plan -- (1) remove and replace directors in the consent solicitation, (2) have its nominees, if successfully seated, influence the Board to remove and replace senior management and alter the Company's operating plan and (3) increase its ownership pursuant to its tender offer if its consent solicitation is successful and the other conditions to the launch and closing of the offer are satisfied -- constitute an integrated effort on the part of Red Zone to obtain and exercise substantial influence and effective control over Six Flags.

         On August 25, 2005, the Company announced that its Board of Directors, a majority of which is comprised of independent directors elected by you, had determined to initiate a process to seek proposals from third parties regarding a possible sale of the Company. The process is designed to result in the receipt of full and fair value by all of the Company's stockholders for all of their shares. In its announcement, the Company said that it intends to pursue a prompt and orderly auction process, in which Red Zone can participate if it has a serious interest in pursuing an acquisition of the entire Company.

         In the Board's view, this is a favorable time to conduct an auction process, particularly in light of the strong, broad-based performance of the Company's parks during 2005 and the state of the current mergers and acquisitions and financing markets. The Board believes that its process will result in the best price available for the Company and that stockholders as a group -- and not Red Zone or Mr. Snyder -- should be the ones to decide whether that price will be attractive enough to garner their support. Further, we believe, that your current Board, all of whom are committed to a prompt, orderly and competitive sale process -- and not Red Zone or Mr. Snyder -- are the right persons to conduct the sale process.

         The Board further believes that Red Zone's proposed consent solicitation may very well interfere with the Board's efforts to seek a sale of the Company designed to obtain full and fair value for all stockholders. Among other things, potentially interested parties will be faced with significant uncertainty regarding the composition of the Board and its continuing commitment to the sale process, which could chill the interests of potentially interested parties in committing the time and resources necessary to pursue a transaction. In addition, the Board believes that the replacement of the Company's senior management and the abandonment or substantial modification of its capital, marketing and other operating plans during the sale process could have a negative effect on the Board's ability to effect a transaction.

         Red Zone would like stockholders to believe that its nominees, if elected, would actively oversee and monitor the Company's sales efforts free of conflict of interest. Yet, how can stockholders be comfortable that Red Zone's nominees, if seated as directors, would review and participate in the process with open minds free of bias and otherwise be actively supportive of the process? After all, Red Zone has publicly stated that it is opposed to the sale of Six Flags -- remember, in its most recent filing, Red Zone states its belief that "Now is not the time to sell the Company!" -- and a critical element of its campaign is to become managers of Six Flags by having its controlling member and CEO become the Chairman and the CEO, respectively, of the Company. A sale also would be inconsistent with the use of Six Flags to fulfill the reported plans of Messrs. Snyder and Shapiro to build an entertainment and media company. Contrary to what Red Zone would like stockholders to believe, the Red Zone nominees would, in the Board's view, be conflicted in reviewing and participating in the critically important sales process and, as such, should not be relied upon as independent, disinterested directors for such purpose. In addition, for a sale process to be successful, it is important, in our judgment, that all directors, including the Chairman and CEO, be active supporters of the process. If Red Zone were truly interested in not interfering and seeing what a sale process could offer, it could have postponed its consent solicitation efforts.

         Red Zone contends that the Company's strategies must be completely overhauled. Yet, the evidence, in our judgement, shows that our plan is working. Starting in late 2003, the Company launched a series of initiatives to improve performance, including targeted capital expenditures, improved guest services and the aggressive launch of a new advertising program. Early results of the turnaround include significant increases in attendance, per capita spending and cash flow. The Company recently reported that year-to-date revenues through August 1 of this year were 9.8% higher than in the comparable period of the prior year, on an attendance increase of 6.3%. This compares to a 1.8% decrease in revenues in the comparable 2004 period over the prior year and an attendance decrease of 4.2%. The Board is concerned that a change in board and management composition at this time would be disruptive and could jeopardize the success of these plans.

         The Board believes there are ample other reasons to oppose the Red Zone solicitation. The Board has reviewed the backgrounds of the Red Zone nominees and considered their limited suggestions and has concluded that the Snyder/Shapiro team lacks the necessary credentials and experience to successfully run the Company and, despite their protestations to the contrary, has yet to provide concrete plans or proposals to enhance stockholder value. The Board also is concerned that Mr. Shapiro's financial arrangements with Red Zone as its CEO, which the Red Zone materials inexplicably fail to disclose, could result in his having divided loyalties and financial incentives that could benefit Red Zone and Mr. Snyder, regardless of whether his actions also benefit the Company.

         The Board believes the foregoing are reasons enough to oppose the Red Zone solicitation, whether or not the tender offer is ever commenced or completed. In addition, the Board does not believe that the stockholders should elect the Red Zone nominees to the Board and thereby place them in a position to implement their plan to obtain substantial influence and effective control over the Company without offering to pay full and fair value to all stockholders for all of their shares. Yet the Red Zone program provides no such guarantee of value to the Six Flags stockholders. The one sure way Red Zone could provide value to the Six Flags stockholders for all of their shares is for it to participate in the Board's sales process and offer maximum value for all of the shares. Yet the Red Zone materials are silent as to why the Snyder Group has refused the Board's invitation to participate in the auction and act in a constructive manner to benefit all stockholders. Red Zone's failure to participate is also inconsistent with its earlier communications when it sought to attribute its failure to consider a transaction for the whole Company on the Company's lack of cooperation.

         We strongly urge you to reject Red Zone's efforts to remove three directors that you elected and replace them with its slate of handpicked nominees. We believe that the existing Board of Directors -- which is composed of a majority of independent directors -- is better able to provide full and fair value to all Company stockholders than Red Zone's slate of nominees, who are publicly committed to allowing Red Zone to move forward with its unsolicited proposals.

         You can reject Red Zone and its efforts to take effective control of your Company. First, do not sign Red Zone's white consent card. Second, if you have previously signed a white consent card, you may revoke that consent by signing, dating and mailing the enclosed BLUE Consent Revocation Card immediately. Finally, if you have not signed Red Zone's consent card, you can show your support for your Board by signing, dating and mailing the enclosed

BLUE Consent Revocation Card. Regardless of the number of shares you own, your revocation of consent is important. Please act today.

         Thank you for your support.

                                      Very truly yours,


                                      Kieran E. Burke,
                                      Chairman and Chief Executive Officer
                                      Six Flags, Inc.


         If you have any questions about revoking any consent you may have previously granted or require assistance, please call:

                            MACKENZIE PARTNERS, INC.
                               105 Madison Avenue
                            New York, New York 10016
                                Tel: 212-929-5500
                                Fax: 212-929-0308
                         Call Toll Free: 1-800-322-2885
                       Email: proxy@mackenziepartners.com

        PRELIMINARY CONSENT REVOCATION STATEMENT -- SUBJECT TO COMPLETION

[The information included herein is as it is expected to be when the definitive Consent Revocation Statement is mailed to stockholders of Six Flags, Inc. This preliminary Consent Revocation Statement will be revised to reflect actual facts at the time of the filing of the definitive Consent Revocation Statement.]

No BLUE Consent Revocation Card is included with these materials.

                                [SIX FLAGS LOGO]

                                 SIX FLAGS, INC.
                           11501 NORTHEAST EXPRESSWAY
                          OKLAHOMA CITY, OKLAHOMA 73131

                            [_____________ __], 2005

                        --------------------------------

                          CONSENT REVOCATION STATEMENT

                  BY THE BOARD OF DIRECTORS OF SIX FLAGS, INC.
                                IN OPPOSITION TO
                     A CONSENT SOLICITATION BY RED ZONE LLC

                        --------------------------------

         This Consent Revocation Statement is furnished by the Board of Directors (the "Board") of Six Flags, Inc., a Delaware corporation (the "Company"), to the holders of outstanding shares of the Company's common stock, par value $.025 per share (the "common stock"), in connection with your Board's opposition to the solicitation of written stockholder consents by Red Zone LLC ("Red Zone"), an investment vehicle controlled and managed by Daniel M. Snyder.

         On August 17, 2005, Red Zone publicly announced its intention to remove, without cause, Kieran Burke, James Dannhauser and Stanley Shuman as directors of the Company and to replace them with a slate of nominees handpicked by Red Zone. In addition, Red Zone and Mr. Snyder have announced their intention to make certain amendments to the Company's Bylaws (the "Bylaws") in order to promote the ability of Red Zone to implement its changes to the Company's Board. Specifically, Mr. Snyder, through Red Zone, is asking you to (i) fix the number of directors of the Company at seven (and require a unanimous vote of the Board to further amend the number of directors), (ii) require that vacancies on the Board created as a result of the removal of the current directors by the Company's stockholders be filled only by a majority vote of the stockholders, and (iii) repeal any amendments to the Bylaws adopted by the Board after September 13, 2004 (the "Red Zone Proposals").

         Red Zone's most recent materials also state that if its consent solicitation is successful, it will commence a tender offer to increase its ownership of the Company to up to 34.9% of the common stock at a price of $6.50 per share, but only if at any time during the ninety days following the date its nominees are seated on the Board, the Company's stock closes at a price at or lower than $6.50 per share for five consecutive trading days. Red Zone's public filings state that its proposed tender offer will, however, be subject to a number of conditions, including (i) the adoption by the Company's stockholders of the Red Zone Proposals, (ii) the installment of Mr. Snyder as Chairman of the Board and Mark Shapiro, another of Red Zone's Board designees, as Chief Executive Officer of the Company, (iii) the Company amending its stockholder rights plan to make the rights issued thereunder inapplicable to Red Zone's offer, (iv) the Board taking all actions so that restrictions contained in
Section 203 of the Delaware General Corporation Law applicable to a "business combination" will not apply to any business combination involving the Company, on the one hand, and Red Zone or any of its affiliates, on the other hand, (v) the expiration of any waiting period under antitrust laws, and (vi) there not having occurred any events which, in Red Zone's reasonable judgment, would have a material adverse effect on the Company's business. The purchase by any third-party of more than 35% of the Company's shares will give rise to an acceleration or repurchase right with respect to the Company's approximately $2.4 billion in preferred shares and debt. The Board believes that these types of provisions, which are customary for securities of the type outstanding, should not impede a properly financed third-party from purchasing all of the outstanding shares of Six Flags. Stockholders should note that the Board has not made any determination regarding the fairness or adequacy of the per share price to be offered in Red Zone's tender offer, should it ever be made.

         On August 18, 2005, the Board met telephonically to review Red Zone's filings and to begin considering the appropriate response. On August 23, 2005, the Board and its financial and legal advisors met to discuss Red Zone's unsolicited proposals and the Company's past and current business operations, financial position and future prospects. At a meeting held the following day, the Board unanimously determined that, Red Zone's proposals and other actions, taken as a whole, are not in the best interests of all of the Company's stockholders.

         At the August 24, 2005 meeting, the Board also unanimously determined to seek proposals from third parties regarding a possible sale of the entire Company. The process initiated by the Company's Board of Directors is designed to result in the receipt of full and fair value by all of the Company's stockholders for all of their shares. The Company currently intends to pursue a prompt, orderly and competitive auction process which will involve the furnishing of descriptive materials to a broad group of potential buyers and the solicitation from these potential buyers of proposals to acquire 100% of the outstanding shares. This process will be led by the Company's financial advisors, Lehman Brothers Inc. and Allen & Company LLC, subject to the direction of the Board of Directors. The Board anticipates that it would alter the process only if it believes doing so will enable it to obtain the best transaction reasonably available for the benefit of all stockholders. The Board will approve a transaction only following a determination that such transaction is, in the Board's judgment, fair to and in the best interests of the Company's stockholders. In this regard, the Board expects to receive, prior to approving any transaction, one or more opinions as to the fairness of the consideration to be received by stockholders in connection with any such transaction. See "Background of the Red Zone Proposals" for a discussion of the factors considered by the Board in reaching its determinations.

         The Board believes that initiating a sales process at this time is the best way to deliver full and fair value to all of the Company's stockholders. In the Board's view, this is a favorable time to conduct an auction process, particularly in light of the strong, broad-based performance of the Company's parks during 2005 and the state of the current mergers and acquisitions and financing markets. The Board believes that its process will result in the best price available for the Company and that stockholders as a group -- and not Red Zone or Mr. Snyder -- should be the ones to decide whether that price will be attractive enough to garner their support. Further, we believe, that your current Board, all of whom are committed to a prompt, orderly and competitive sale process -- and not Red Zone or Mr. Snyder -- are the right persons to conduct the sale process.

         A sales transaction will give rise to an acceleration or repurchase right with respect to the Company's preferred shares and debt. The Board believes that these types of provisions, which are customary for securities of the type outstanding, should not impede a properly financed third party from purchasing all of the outstanding shares of Six Flags. In the Company's view, a buyer should be able to refinance, if necessary, the Company's outstanding preferred shares and debt, and the holders of these instruments may in fact not choose to accelerate their maturity in light of current market conditions.

         Your Board expects to file a Solicitation and Recommendation Statement with the Securities and Exchange Commission (the "SEC") in which the Board will advise stockholders of its recommendation with respect to the Red Zone tender offer and the reasons therefor. The Solicitation and Recommendation Statement will only be filed if and following the time Red Zone formally commences its offer by filing its tender offer materials with the SEC.

         Your directors were selected for nomination through a process implemented by the Board in keeping with good corporate governance practices. Please see the discussion in this Consent Revocation Statement under the heading "Information About the Company and its Directors and Officers -- Corporate Governance Policies and Practices." In contrast, Mr. Snyder's nominees have been selected solely by Mr. Snyder without review by the independent nominating and corporate governance committee of the Board.

         YOUR BOARD UNANIMOUSLY OPPOSES THE SOLICITATION BY RED ZONE AND MR. SNYDER. YOUR BOARD, WHICH IS COMPOSED OF A MAJORITY OF INDEPENDENT DIRECTORS, IS

COMMITTED TO ACTING IN THE BEST INTERESTS OF ALL OF THE COMPANY'S STOCKHOLDERS. THE SALE PROCESS INITIATED BY THE BOARD IS DESIGNED TO RESULT IN THE RECEIPT OF FULL AND FAIR VALUE BY ALL OF THE COMPANY'S STOCKHOLDERS FOR ALL OF THEIR SHARES.

         This Consent Revocation Statement and the enclosed BLUE Consent Revocation Card are first being mailed to stockholders on or about [___________ __], 2005.

         YOUR BOARD URGES YOU NOT TO SIGN ANY WHITE CONSENT CARD SENT TO YOU BY RED ZONE, BUT INSTEAD TO SIGN AND RETURN THE BLUE CONSENT REVOCATION CARD INCLUDED WITH THESE MATERIALS.

         If you have previously signed and returned Red Zone's white consent card, you have every right to change your mind and revoke your consent. Whether or not you have signed the white consent card, we urge you to mark the "YES, REVOKE MY CONSENT" boxes on the enclosed BLUE Consent Revocation Card and to sign, date and mail the card in the postage-paid envelope provided. Although submitting a consent revocation will not have any legal effect if you have not previously submitted a consent card, it will help us keep track of the progress of the consent process. Regardless of the number of shares you own, your consent revocation is important. Please act today.

         If your shares are held in "street name," only your broker or your banker can vote your shares. Accordingly, you may either sign, date and mail the enclosed BLUE Consent Revocation Card or contact the person responsible for your account and instruct him or her to submit a BLUE Consent Revocation Card on your behalf today.

         The Board has set [_________ __], 2005 as the record date (the "Record Date") for the determination of the Company's stockholders who are entitled to execute, withhold or revoke consents relating to Red Zone's consent solicitation. Only holders of record as of the close of business on the Record Date may execute, withhold or revoke consents with respect to Red Zone's consent solicitation.

         If you have any questions about giving your consent revocation or require assistance, please call:

                            MACKENZIE PARTNERS, INC.
                               105 MADISON AVENUE
                            NEW YORK, NEW YORK 10016
                                TEL: 212-929-5500
                                FAX: 212-929-0308
                         CALL TOLL FREE: 1-800-322-2885
                       EMAIL: PROXY@MACKENZIEPARTNERS.COM

                                TABLE OF CONTENTS

FORWARD LOOKING STATEMENTS.......................................................................................1

DESCRIPTION OF THE RED ZONE CONSENT SOLICITATION.................................................................1

REASONS TO REJECT RED ZONE'S CONSENT SOLICITATION PROPOSALS......................................................2

BACKGROUND OF THE RED ZONE PROPOSALS.............................................................................5

QUESTIONS AND ANSWERS ABOUT THIS CONSENT REVOCATION STATEMENT...................................................12

THE CONSENT PROCEDURE...........................................................................................14

         VOTING SECURITIES AND RECORD DATE......................................................................14

         EFFECTIVENESS OF CONSENTS..............................................................................14

         EFFECT OF BLUE CONSENT REVOCATION CARD.................................................................14

         RESULTS OF THIS CONSENT REVOCATION SOLICITATION........................................................15

SOLICITATION OF CONSENT REVOCATIONS.............................................................................15

         COST AND METHOD........................................................................................15

         PARTICIPANTS IN THE SOLICITATION.......................................................................16

APPRAISAL RIGHTS................................................................................................16

INFORMATION ABOUT THE COMPANY AND ITS DIRECTORS AND OFFICERS....................................................16

         CORPORATE GOVERNANCE POLICIES AND PRACTICES............................................................16

         DIRECTORS..............................................................................................19

         EXECUTIVE COMPENSATION.................................................................................20

         SECURITY OWNERSHIP.....................................................................................24

         CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.........................................................26

         SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE................................................26

STOCKHOLDER PROPOSALS AND OTHER MATTERS FOR THE 2006 ANNUAL MEETING.............................................27

OTHER MATTERS...................................................................................................27

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS........................................................27

IMPORTANT INFORMATION REGARDING CONSENT REVOCATION..............................................................27

ANNEX I--CERTAIN INFORMATION REGARDING PARTICIPANTS IN THIS CONSENT REVOCATION SOLICITATION...................A-I-1

ANNEX II--RECENT TRADING HISTORY OF PARTICIPANTS  IN THIS CONSENT REVOCATION SOLICITATION....................A-II-1


                           FORWARD LOOKING STATEMENTS

This document contains "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as "anticipates," "intends," "plans," "seeks," "believes," "estimates," "expects" and similar references to future periods. Examples of forward-looking statements include, but are not limited to, statements we make regarding (i) our belief that cash flows from operations, available cash and available amounts under our credit agreement will be adequate to meet our future liquidity needs for at least the next several years and (ii) our expectation to refinance all or a portion of our existing debt on or prior to maturity.

Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. We caution you therefore that you should not rely on any of these forward-looking statements as statements of historical fact or as guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include regional, national or global political, economic, business, competitive, market and regulatory conditions and include the following:

           * factors impacting attendance, such as local conditions, events, disturbances and terrorist activities;

           *          accidents occurring at our parks;

           *          adverse weather conditions;

           * competition with other theme parks and other recreational alternatives;

           *          changes in consumer spending patterns;

           *          pending, threatened or future legal proceedings; and

           * other risks detailed from time to time in filings the Company makes with the Securities and Exchange Commission including our annual reports on Form 10-K and our quarterly reports on Form 10-Q.

Any forward-looking statement made by us in this document speaks only as of the date on which we make it. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. Except as required by applicable law, we undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise.

                DESCRIPTION OF THE RED ZONE CONSENT SOLICITATION

         As set forth in its consent solicitation materials filed with the SEC, Red Zone is asking you to vote on the following proposals:

         (1) To remove, without cause, Mr. Kieran Burke, Mr. James Dannhauser and Mr. Stanley Shuman as directors of the Company;

         (2) To elect Mr. Snyder and the following individuals chosen by Mr. Snyder to serve as directors of the Company: Mr. Mark Shapiro and Mr. Dwight Schar (Messrs. Snyder, Shapiro and Schar are referred to collectively as the "Red Zone Nominees");

         (3) To amend the Company's Bylaws to fix the number of directors of the Company at seven;

         (4) To amend the Company's Bylaws to require the unanimous vote of all directors for any change in the number of directors constituting the Board;

         (5) To amend the Company's Bylaws to provide that vacancies on the Board created as a result of the removal of the current directors by the Company's stockholders may be filled only by a majority vote of the stockholders; and

         (6) To repeal each provision of the Company's Bylaws or any amendment thereto adopted since September 13, 2004.

         If the Red Zone Proposals are approved, it is Red Zone's stated intention to have the Board appoint Mr. Snyder as Chairman and Mr. Shapiro as Chief Executive Officer.

         The Company's Board believes that all six of the Red Zone Proposals are part of an integrated plan to enable Red Zone to obtain substantial influence and effective control over the actions, strategy and direction of your Company.

         Red Zone's most recent materials also state that if its consent solicitation is successful, it will commence a tender offer to increase its ownership of the Company to up to 34.9% of the common stock at a price of $6.50 per share, but only if at any time during the ninety days following the date its nominees are seated on the Board, the Company's stock closes at a price at or lower than $6.50 per share for five consecutive trading days. Red Zone's public filings state that its proposed tender offer will, however, be subject to a number of conditions, including (i) the adoption by the Company's stockholders of the Red Zone Proposals, (ii) the installment of Mr. Snyder as Chairman of the Board and Mark Shapiro, another of Red Zone's Board designees, as Chief Executive Officer of the Company, (iii) the Company amending its stockholder rights plan to make the rights issued thereunder inapplicable to Red Zone's offer, (iv) the Board taking all actions so that restrictions contained in
Section 203 of the Delaware General Corporation Law applicable to a "business combination" will not apply to any business combination involving the Company, on the one hand, and Red Zone or any of its affiliates, on the other hand, (v) the expiration of any waiting period under antitrust laws, and (vi) there not having occurred any events which, in Red Zone's reasonable judgment, would have a material adverse effect on the Company's business. The purchase by any third-party of more than 35% of the Company's shares will give rise to an acceleration or repurchase right with respect to the Company's approximately $2.4 billion in preferred shares and debt. Stockholders should note that the Board has not made any determination regarding the fairness or adequacy of the per share price to be offered in Red Zone's tender offer, should it ever be made.

         If the Red Zone Proposals are approved, a number of the actions referred to above, including the appointment of Messrs. Snyder and Shapiro as Chairman and CEO, respectively, and the granting of any approvals which are conditions to Red Zone's partial offer, will require future Board action. While the Red Zone designees will constitute less than a majority of members of the Board, stockholders should be aware of Red Zone's ability at such time to seek to influence the other members of the Board and that, depending on the number of non-Red Zone designees in attendance at any particular Board meeting, the Red Zone designees may have sufficient votes to authorize any such action.

           REASONS TO REJECT RED ZONE'S CONSENT SOLICITATION PROPOSALS

         On August 25, 2005, the Company announced that its Board of Directors, a majority of which is comprised of independent directors, had determined to initiate a process to seek proposals from third parties regarding a possible sale of the Company. The process initiated by the Board is designed to result in the receipt of full and fair value by all of the Company's stockholders for all of their shares. In its announcement, the Company said that it intends to pursue a prompt and orderly auction process, in which Red Zone can participate if it has a serious interest in pursuing an acquisition of the entire Company. The Board believes that initiating a sale process is the best way to deliver full and fair value to all of the Company's stockholders. In addition, the Board noted the following reasons for opposing the Red Zone consent solicitation:

      - THE CONSENT SOLICITATION IS PART OF AN INTEGRATED PLAN BY RED ZONE TO OBTAIN SUBSTANTIAL INFLUENCE AND EFFECTIVE CONTROL OVER THE COMPANY WITHOUT OFFERING FULL AND FAIR VALUE TO STOCKHOLDERS FOR ALL OF THEIR SHARES

            The Board believes that Red Zone's three pronged plan -- (1) remove and replace directors in the consent solicitation, (2) have its nominees -- who have, as described below, no experience in the theme park business -- if successfully seated, influence the Board to remove the current Chairman and CEO, replace him with Mr. Snyder as Chairman of the Board and Mr. Shapiro as CEO, and alter the Company's operating plan and (3) increase its ownership pursuant to its tender offer if its consent solicitation is successful and the other conditions to the launch and closing of the offer are satisfied -- constitute an integrated effort on the part of Red Zone to obtain and exercise substantial influence and effective control over Six Flags. The Board does not believe that the stockholders should elect the Red Zone nominees to the Board and thereby place them in a position to implement their plan without Red Zone offering to pay full and fair value to all stockholders for all of their shares. The one sure way Red Zone could provide value to the Six Flags stockholders for all of their shares is for it to participate in the Board's sales process and offer maximum value for all of the shares. Yet the Red Zone materials are silent as to why the Snyder Group has refused the Board's invitation to participate in the auction and act in a constructive manner to benefit stockholders.

      - THE RED ZONE PROPOSALS COULD INTERFERE WITH THE BOARD'S PROCESS FOR SELLING THE COMPANY

            The Board believes that Red Zone's proposals may very well interfere with the Board's efforts to seek a sale of the Company designed to obtain full and fair value for all stockholders. Among other things, potentially interested parties will be faced with significant uncertainty regarding the composition of the Board and its continuing commitment to the sale process, which could chill the interests of potentially interested parties in committing the time and resources necessary to pursue a transaction. In addition, the Board believes that the replacement of the Company's senior management and the abandonment or substantial modification of its capital, marketing and other operating plans during the sale process could have a negative effect on the Board's ability to effect a transaction.

      - THE RED ZONE NOMINEES ARE NOT WELL-SUITED TO OVERSEE THE SALES PROCESS BECAUSE OF THEIR CONFLICTS OF INTEREST

            Red Zone would like stockholders to believe that its nominees, if elected to the Board, would actively oversee and monitor the Company's sales efforts free of conflict of interest. Yet how can stockholders be comfortable that Red Zone's nominees would review and participate in the process with open minds free of bias and otherwise be active supporters of the sale process? After all, Red Zone has publicly stated that it is opposed to the sale of Six Flags and a critical element of its campaign is to become managers of Six Flags by having its controlling member and CEO become the Chairman and the CEO, respectively, of the Company. A sale also would be inconsistent with the use of Six Flags to fulfill the reported plans of Messrs. Snyder and Shapiro to build an entertainment and media company. Contrary to what Red Zone would like stockholders to believe, the Red Zone nominees would, in the Board's view, be conflicted in reviewing and participating in the critically important sales process and, as such, should not be relied upon as independent, disinterested directors for such purpose.

      - A CHANGE IN LEADERSHIP COULD INTERFERE WITH THE COMPANY'S STRATEGIC PLAN WHICH IS WORKING - REVENUES AND ATTENDANCE ARE UP SIGNIFICANTLY YEAR-TO-DATE

            The evidence, in our judgement, shows that our strategic plan is working. The Company recently reported that year-to-date revenues through August 1 of this year were 9.8% higher than in the comparable period of the prior year, on an attendance increase of 6.3%. This compares to a 1.8% decrease in revenues in the comparable 2004 period over the prior year and an attendance decrease of 4.2%. We believe that the strong, broad-based performance of the Company's parks during this period reflects the successful implementation of our investment program, our ongoing guest service initiatives, and year two of our advertising campaign. We continue to expect meaningful year over year growth in full year revenue and cash flow. The Board was concerned that a change in board and management composition at this time would be disruptive and could jeopardize the success of these plans, without providing full and fair value to all stockholders for all of their shares.

      - THE SNYDER/SHAPIRO TEAM LACKS THE NECESSARY CREDENTIALS AND EXPERIENCE TO SUCCESSFULLY RUN THE COMPANY

            The Board believes neither Mr. Snyder's experience owning a professional sports franchise and as Chairman and CEO of an advertising and marketing company, nor Mr. Shapiro's experience as a television programmer, provides them with a foundation to understand the unique characteristics of the theme park business. The theme park business is operating-intensive, not just a marketing enterprise, and our Company has multiple parks in a variety of markets. Therefore, relevant operating experience in the theme park business is essential to success.

      - THE SNYDER GROUP HAS YET TO PROVIDE CONCRETE PLANS OR PROPOSALS TO ENHANCE STOCKHOLDER VALUE

            Members of the Board and management have met with Mr. Snyder and his colleagues on two occasions and they have not identified any matters of significance that were not either previously considered or under consideration or were not relevant to the theme park business. Based upon Red Zone's criticism of the Company's capital, marketing and other operating plans set forth in the correspondence with the Company and in their consent solicitation materials (see "Background of the Red Zone Proposals"), the Board is also concerned that the Snyder group would undo many of the key initiatives -- including the second year of the Company's marketing campaign, substantial capital investment in new rides and attractions and a continuation of the Company's significant efforts to improve the "customer experience" at the parks -- which have delivered strong growth so far this year and offer the promise of continued growth in years to come. Therefore, our Board does not feel that it would be appropriate to effectively cede control over the Company to Red Zone without securing full and fair value for stockholders for all of their shares.

      -     THE COMPANY NEEDS LEADERSHIP FREE OF DIVIDED LOYALTIES

            Media reports have stated that Mr. Shapiro will enter into a significant financial arrangement with Red Zone as part of his becoming Red Zone's CEO. However, the Red Zone materials inexplicably fail to disclose any information regarding the financial arrangement between Mr. Shapiro and Red Zone. The Board believes that if in fact such an arrangement exists or comes into existence, and Mr. Shapiro becomes CEO of the Company, he could have divided loyalties and financial incentives to act to benefit Red Zone and Mr. Snyder, regardless of whether his actions also benefit the Company.

      - THE SNYDER GROUP HAS NOT DISCLOSED ITS ULTIMATE PLANS FOR THE COMPANY AND ITS STOCKHOLDERS

            Although Mr. Shapiro has told the media that he and Mr. Snyder intend to build an entertainment and media empire together, Red Zone's filings are silent on how the Company fits into their plans. Red Zone's filings also make no mention of the Snyder group's future plans regarding the remaining publicly traded shares should they be successful in their consent solicitation and proposed partial tender offer. The Board is concerned that if Red Zone is successful in its consent solicitation, the interests of Six Flags stockholders may not be properly protected.

         THE BOARD OF DIRECTORS OF THE COMPANY STRONGLY BELIEVES THAT THE SOLICITATION BEING UNDERTAKEN BY RED ZONE IS NOT IN THE BEST INTERESTS OF THE COMPANY'S STOCKHOLDERS.

         WE URGE STOCKHOLDERS TO REJECT THE SOLICITATION AND REVOKE ANY CONSENT PREVIOUSLY SUBMITTED.

         DO NOT DELAY. IN ORDER TO ENSURE THAT THE EXISTING BOARD IS ABLE TO ACT IN YOUR BEST INTERESTS, PLEASE SIGN, DATE AND RETURN THE ENCLOSED BLUE CONSENT REVOCATION CARD AS PROMPTLY AS POSSIBLE.

                      BACKGROUND OF THE RED ZONE PROPOSALS

         On September 1, 2004, Mr. Snyder approached Kieran Burke, the Company's Chairman and Chief Executive Officer, to request a meeting with management to discuss Mr. Snyder's views on how to improve the Company's performance. On September 2, 2004 -- just one day following Mr. Snyder's request to meet -- Mr. Snyder sent the following letter to the independent members of the Board:

         September 2, 2004

         Independent Members of the Board of Directors
         Six Flags, Inc.
         c/o Six Flags, Inc.
         122 East 42nd Street
         New York, NY  10168

         Gentlemen:

              As you may know from the Schedule 13D that was recently filed on behalf of Red Zone LLC ("Red Zone") with the Securities and Exchange Commission, Red Zone is the beneficial owner of approximately 8.76% of the outstanding common stock of Six Flags, Inc. (the "Company"). On Wednesday, Sept. 1, 2004, I spoke with Kieran Burke, the Company's Chief Executive Officer, and requested a meeting to discuss ways to improve the Company's performance. Mr. Burke stated that he could not agree to meet without first speaking to his lawyers. I have not heard from Mr. Burke since our brief telephone conversation. I trust that he has advised you of my investment in the Company and my concern about its performance.

              Since current management of the Company apparently feels its time is better spent speaking with attorneys rather than exploring ways to improve shareholder value, I am writing to request a meeting with the non-officer outside directors of the Company's Board of Directors. I am very concerned about the consistently disappointing performance of the Company. This must be addressed immediately - shareholders should not have to suffer through one more period of poor financial performance or one more announcement that the Company will miss its expected numbers. In addition, in light of the seasonal nature of the business, it is critical that current sales, marketing, and operating practices be corrected quickly in time to impact operating performance in coming seasons. Accordingly, I would like to meet with the Board of Directors to discuss several measures that the Company should consider implementing in order to increase revenues and decrease expenses.

              Due to the urgency of this matter, I am available to meet with the members of the Board of Directors immediately and would like to do so as soon as possible, wherever and whenever is most convenient for the members of the Board of Directors.

              I look forward to hearing from you promptly.

                                                     RED ZONE LLC

                                                     By: /s/ Daniel M. Snyder
                                                         ----------------------
                                                     Name: Daniel M. Snyder
                                                     Title: Managing Member

         On September 8, 2004, Mr. Burke, James Dannhauser, Chief Financial Officer of the Company, and Stanley Shuman, a director of the Company, met with Mr. Snyder and one other representative of Red Zone. At the meeting, Mr. Snyder offered his views on the Company's future prospects, but refused to offer any specific suggestions - despite repeated requests by management - for improving the Company's performance. Rather, he indicated that he had no desire to discuss anything with management and would share any ideas only with non-management members of the Board.

         On September 15, 2004, we filed a report on Form 8-K with the SEC describing certain amendments to the Company's stockholder rights plan and to the Bylaws, as well as the adoption by the Board of indemnification agreements covering the Company's directors and executive officers. The amendments to the rights plan -- which eliminated an adjustment to the exercise price of the rights in the event of an extraordinary dividend on the Company's common stock, eliminated the exception for certain transactions between the Company and subsidiaries and employee benefit plans from the applicability of the so-called "flip over" provisions of the plan, eliminated the provision which provided that the rights would expire upon consummation by the Company of a merger with a wholly owned subsidiary under Section 251(g) of the Delaware General Corporation Law, provided that the subsidiary has a substantially identical rights agreement in place, modified the redemption provision to provide that the rights could be redeemed at any time prior to the earlier of (i) the time that any person becomes an Acquiring Person or (ii) the Final Expiration Date, and eliminated (as redundant and potentially ambiguous) the provision which provided that the agreement could be amended or supplemented at any time with the approval of a majority of the registered holders of the Rights Certificates (and, prior to the Distribution Date, the common stock) -- were adopted to make certain that the agreement, which was adopted in 1998, would fulfill its intended function and to remove an unnecessary provision that could have been used inappropriately to raise ambiguities concerning the Board's authority to administer the plan. The Bylaws were amended to:

      - clarify, consistent with Sections 9.1 and 10.1 of the Bylaws, that the Chairman or, in his absence, a person designated by the Bylaws or by the Board of Directors, shall serve as chairman at all annual and special meetings of stockholders;

      - vest the chairman of a stockholder meeting with the authority to adjourn any meeting of stockholders. This authority is concurrent with the authority of the stockholders to adjourn any meeting of stockholders (by the vote of a majority of the stockholders present at the meeting or represented by proxy);

      - provide that, once represented at a meeting of stockholders, a share shall be deemed to be present for quorum purposes for the remainder of the meeting, including any adjourned meeting, unless a new record date is set and that if a new record date is set for an adjourned meeting, notice must be given to stockholders;

      - require that a complete list of stockholders entitled to vote at any annual meeting or special meeting of stockholders be prepared and filed in the office of Six Flags at least ten days before the meeting, and be open for examination by any stockholder for any purpose germane to the meeting at all times during the usual hours of business at the office of Six Flags on such days. The bylaws previously in effect required a complete list of stockholders entitled to vote at any annual meeting of stockholders be prepared and filed in the office of Six Flags at least ten days before the meeting, and be open for examination by any stockholder at such places and on such days;

      - provide that, except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders or the books of Six Flags, or to vote in person or by proxy at any meeting of stockholders;

      - add a new Section 3.11, which sets forth advance-notice provisions governing nominations of candidates for election to the Board of Directors and proposal of other business to be considered by Six Flags stockholders at any annual or special meeting of stockholders; a new Section 3.12, which governs the setting of a record date for actions other than stockholder action by written consent and a new
            Section 3.13, which establishes a procedure for setting a record date for stockholder action by written consent;

      - require Six Flags to "hold harmless", as well as indemnify, the beneficiaries of Article XXV of the Bylaws (subject to the limitations set forth in that Article). Under the bylaws previously in effect, Six Flags was only required to indemnify the beneficiaries of Article XXV of the Bylaws (subject to the limitations set forth in that Article);

      - expressly permit Six Flags to indemnify and hold harmless a current or former director of Six Flags from and against expenses incurred by him or her in an action or claim brought, with the prior authorization of the Board of Directors, against Six Flags;

      - provide that, for purposes of Article XXV, references to Six Flags shall include any constituent corporation absorbed in a consolidation or merger with Six Flags to the extent that such constituent corporation, if its separate existence had continued, would have had "power and authority" to indemnify and hold harmless a person who was a director or officer of such constituent corporation. Under the bylaws previously in effect, references to Six Flags included any constituent corporation to the extent that such constituent corporation, if its separate existence had continued, would have been "obligated" to indemnify a person who was a director or officer of such constituent corporation;

      - expressly permit Six Flags to enter into indemnification agreements that provide indemnification, hold harmless and/or exoneration rights with covered persons, whether or not such rights are on the same or different terms than provided for by Article XXV of the Bylaws; and

      - reduce Six Flags' obligation, if any, to indemnify, to hold harmless, to exonerate or to reimburse or advance expenses to any person who was or is serving at its request as a director, officer, employee or agent of another entity by any amount such person may collect as indemnification, holding harmless, exoneration or reimbursement or advancement of expenses from such other entity.

The amendments did not remove any rights previously enjoyed by stockholders, but instead brought the Bylaws more in line with current practice and procedures of public companies. These amendments to the Company's stockholder rights plan and Bylaws, as well as the adoption by the Board of indemnification agreements, followed a review undertaken by the Board, with the assistance of its legal advisors, in connection with Red Zone's Schedule 13D filing and the Company's subsequent contact with Mr. Snyder to allow the directors to be in a position to best protect the interests of stockholders against third-party actions that in the Board's view may not be in the best interests of all stockholders without undue risk of exposure to liability and lawsuits. The Company's rights plan will not interfere with the Company's sale process because the plan will be amended by the Board to make it inapplicable to the sale transaction ultimately supported by the Board.

         On September 28, 2004, the Company's non-management directors met with Mr. Snyder and certain other representatives of Red Zone. At the September 28th meeting, Mr. Snyder requested, among other things, that the Board appoint him and two other individuals to be named by him to the Board, and replace Mr. Burke as the Chief Executive Officer with a person to be chosen by Mr. Snyder.

         Following the Board's careful consideration of Mr. Snyder's proposal to assume effective control of the Company's future plans and policies, as well as day-to-day management, on September 30, 2004, we sent the following letter to Mr. Snyder in which we responded to Mr. Snyder's proposals that we place him and two as-yet-unnamed individuals in control of the Company's management and policies:

         September 30, 2004

         Mr. Daniel M. Snyder
         Managing Member
         Red Zone LLC
         21300 Redskins Park Drive
         Ashburn, Virginia 20147

         Dear Mr. Snyder:

              We felt it was important for us to write you following our meeting on September 28 regarding your proposal that you would become non-executive Chairman of the Six Flags Board, that a person designated by you would also join the Board as a director, that the current Chief Executive Officer would be replaced, and that you would select his replacement. After consideration, the non-management directors do not believe that it is in the best interests of the Company and its stockholders to provide you with significant control over the affairs of Six Flags.

              Regarding the ideas you mentioned at our meeting, including with respect to the Company's marketing initiatives, partnerships with sponsors, and the uses of the land adjacent to our theme parks, the Company already constantly reviews opportunities in all of these areas. If you have specific proposals, management would be very interested in receiving constructive suggestions from you or any of its other shareholders. None of your suggestions, however, were such as to justify, in our opinion, placing you in the controlling positions you seek.

              While both the Board and management have not been satisfied with the Company's recent performance, we believe that CEO Kieran Burke and the management team are taking the necessary actions to improve operating and financial results and we are committed to doing what is necessary to increase shareholder value. We unanimously support management's strategic plans and expect shareholders will benefit from their implementation.

              We look forward to maintaining an open and productive dialogue with you, as is our goal with all our shareholders.

                                    Sincerely,

                                    /s/ Michael E. Gellert

                                    Michael E. Gellert
                                    Presiding Independent Director on
                                    behalf of the non-management
                                    members of the Six Flags Board of Directors

         cc:  Non-Management Directors
         Six Flags, Inc.

         On October 7, 2004, we received the following letter from Mr. Snyder:

         October 7, 2004
         Michael E. Gellert
         Presiding Independent Director
         Six Flags, Inc.
         122 East 42nd Street
         New York, NY  10168

         Dear Mr. Gellert:

              We were extremely disappointed by the non-management directors' response to our September 28th meeting. Your letter of September 30th confirms our view that the board is committed to the same "business as usual" approach that to date has only served to encourage an underperforming management team and position Six Flags as a business in decline.

              At our September 28th meeting, we went to great lengths to explain to you and the other non-management directors our extensive knowledge of the venue-based entertainment business, our comparable experience in increasing the value of the Redskins football franchise, and the fundamental problems Six Flags faces. We offered fresh and exciting ideas which we believe a new management team can and should implement to reverse the company's dismal performance. According to your letter, the non-management directors' response to our meeting was to "unanimously support management". We believe this reaction reflects a disturbing lack of understanding on the part of the non-management directors of the business they are responsible for overseeing and what needs to be done today to protect and enhance stockholder value.

              Your September 30th letter mischaracterizes the purpose of our meeting and what actually transpired at the meeting. The purpose of the meeting was for us to convey to you and the other non-management directors our views regarding the Company's business and our concerns regarding current management's poor performance. Virtually all of the meeting time was spent on this topic. To say, as you did in your letter, that the meeting was held so that we could make a proposal regarding why we should be provided with significant "control" over the company's affairs is an utter misstatement of fact. We are one of the Company's largest stockholders owning over 8% of the Company's equity and our sole interest is to increase value for all stockholders. At the meeting we made very clear that our goal is to see the Company fix its problems. Given our proven success in creating revenue opportunities in this type of business and our extensive contacts in the sponsorship community, we stated our willingness to assist in achieving this objective by having Dan Snyder and two other knowledgeable stockholders join the board to work closely with the other directors to identify a new marketing-oriented management team that would, unlike the present management, be based at the Company's headquarters in Oklahoma. We firmly believe Six Flags needs better marketers executing a better marketing strategy. The current management team comprised of investment bankers based in New York is the wrong leadership to move the Company forward.

              We believe the Company must take aggressive measures now in order to see results next year. At the meeting, we explained why the Company needs to completely overhaul its advertising and marketing strategies, as well as aggressively pursue sponsorship and promotional opportunities to increase revenue. Efforts must be made to encourage customers to come earlier and stay longer, similar to what has been achieved with the Redskins and FedEx Field Stadium. The Company's under-utilized real estate holdings need to be reviewed and their value maximized. While new roller coasters make for exciting announcements, they are not the key to the Company's future success. We believe the Company's immediate commitment to the revenue-enhancing measures we laid out at our meeting is the best way to improve the Company's performance and seize upon its strengths as a solid brand with good products in an industry sector which we believe remains fundamentally strong.

              Although several of the non-management directors admitted that they were disappointed with the Company's performance and acknowledged that the current management of the Company was not equipped to effect the aggressive marketing strategy that we discussed, your September 30th letter makes it clear that the non-management directors are unwilling to address these issues with any sense of urgency. We are extremely discouraged by the board's steadfast and blind loyalty to an under-performing management team.

              We were also troubled by the Company's September 15th Form 8-K filing which announced that the board recently approved various amendments to the Company's bylaws and poison pill and authorized the Company to enter into new indemnification agreements with board members and management. In our view, the various amendments approved by the board to the Company's poison pill and bylaws illustrate the board's disregard for the interests of the Company's stockholders. The board has inexplicably and unilaterally removed the right of stockholders to amend or supplement the poison pill. The recent amendments to the bylaws also eliminate rights that stockholders had previously enjoyed. It is unclear how any of the amendments approved by the board could be construed to be for the benefit of the stockholders. Rather, it appears to us that adoption of these amendments and the indemnification agreements awarded to board members and management are more protective of the personal interests of directors and officers than the interests of stockholders who are suffering through a loss of stockholder value.

              The timing of these anti-stockholder initiatives is quite telling. Recently, two of the Company's other significant stockholders have separately expressed their concern about the Company's financial performance. Instead of responding proactively to stockholder concerns and focusing on ways to improve stockholder value, the board has reacted defensively and approved agreements which are protective of management and itself, but has done nothing to create shareholder value.

              These amendments and indemnification agreements, together with the directors' misplaced vote of confidence for current management, all reflect a lack of urgency which we believe is necessary to reverse the Company's lagging performance. We are convinced that a continuation of the status quo risks a further decrease in stockholder value. We therefore intend to protect our investment through all available means.

                                                     Sincerely,

                                                     RED ZONE LLC

                                                     By: /s/ Daniel M. Snyder
                                                         ---------------------
                                                     Name: Daniel M. Snyder
                                                     Title: Managing Member

         cc:  Non-Management Directors

         On October 12, 2004, we sent the following letter to Mr. Snyder in which we disagreed with his characterization of the September 28th meeting and reiterated the Board's belief that Mr. Snyder did in fact propose to take effective control of the Company through the appointment of himself and others to the Board, and to appoint his chosen designee to the office of Chief Executive Officer:

         October 12, 2004

         Mr. Daniel M. Snyder
         Managing Member
         Red Zone, LLC
         21300 Redskins Park Drive
         Ashburn, Virginia 20147

         Dear Mr. Snyder:

              We are in receipt of your October 7 letter and have carefully considered its contents. Your letter mischaracterized the discussions that occurred at our meeting on September 28. Further, your suggested strategies to improve the operating performance of the Company both at the meeting and in your letter were not insightful and demonstrated a lack of understanding about the theme park business in many respects. Therefore, while we value your input, we have determined that it is not in the best interests of the Six Flags shareholders to adopt your proposals. We think it is important to set the record straight regarding our meeting. All five non-management directors were present at the meeting. Each of us heard you propose, very specifically, that
         (i) you would become non-executive Chairman of the Six Flags Board,
         (ii) a person designated by you would also join the Board as a director, and (iii) the Chief Executive Officer would be replaced and you would select his replacement. In effect, you asked to be put into a position to control the future of Six Flags. If you now purport to have made a different proposal, or not to have made a proposal at all, at that meeting, then you are misrepresenting what took place. More importantly, nothing that you said during our meeting gave us any reason to believe it appropriate to provide to you and your team the effective control that you said you were seeking.

              Although you may draw valuable lessons from operating an NFL franchise, operating a regional theme park business is a vastly different endeavor. Theme parks cater to a different audience and demographic than the NFL, and do not drive attendance through a handful of high profile, proprietary live events. Our assets include 30 different parks, spread across North America, each with different competitive dynamics and market opportunities. This makes for a complex, operating-intensive business, not just a marketing enterprise, and we enjoy a tremendous depth of operating experience throughout our Company in managing the business. We remain confident in our management team, which we believe has the best experience and qualifications to lead Six Flags in this challenging environment.

              As to the ideas you mentioned at our meeting, the Company already constantly reviews opportunities in all of these areas and when appropriate takes action, as it has done many times in the past. This Board is and has been quite involved in reviewing and guiding the actions of management. In no way is it "business as usual" at Six Flags. As we told you at our meeting, and reiterated in our September 30 letter, neither the Board nor management are satisfied with the Company's recent performance, even if it reflects the challenges facing the industry as a whole. That is exactly why the Company has taken a series of actions over the last year that we believe are necessary to improve operating and financial results and build shareholder value.

              Contrary to what you state in your letter, we did not question the ability of the management team to effect the marketing strategy you outlined. We believe that the multi-faceted marketing strategies now in place, including a well-conceived advertising campaign which has tested very well in our own and in independent research, are the right ones, and will, when combined with a strong array of attractions, deliver strong performance in the years to come. In fact, management has already put in place with our approval the key components for 2005, including a capital plan which has been committed and whose major elements are now being constructed. It is widely recognized in the theme park industry that investments in new roller coasters and other rides and attractions fuel growth and create value for shareholders. We believe it would be destructive of shareholder value to disrupt the 2005 plan.

              Your comments about the New York location of a part of our management team, who have been involved in the theme park business for 15 years, are misguided. Our business is highly decentralized, with operating assets spread across North America. Our top executives in New York and Oklahoma interact continuously with the operating talent at our parks. Further, it is not at all uncommon for a publicly traded company with a national footprint to have multiple offices serving diverse functions.

              Your assertions about the Board's recent amendments to the Company's bylaws and shareholder rights agreement are ill-founded. The amendments effected to the rights agreement served only to make certain that the agreement, which was adopted in 1998, would fulfill its intended function and to remove an unnecessary provision that could have been used inappropriately to raise ambiguities concerning the Board's authority to administer the plan. The amendments to the bylaws, including the indemnity provisions, did not remove any rights previously enjoyed by shareholders. Rather, they brought our bylaws more in line with current practice and procedures.

              Management and the Board remain open to operating and marketing suggestions as to how to best improve the Company for all shareholders, but we do not believe that you have made a convincing argument for us to consider yielding the control that you seek.

                                  Sincerely,

                                  /s/ Michael E. Gellert

                                  Michael E. Gellert
                                  Presiding Independent Director on
                                  behalf of the non-management
                                  members of the Six Flags Board of Directors

         cc:  Non-Management Directors
              Six Flags, Inc.

         The Board did not receive any further communications from Mr. Snyder for approximately three months following the October 12th letter. Despite the Board's stated willingness to consider Mr. Snyder's suggestions for improving the Company's operating performance, Mr. Snyder made no effort whatsoever to constructively engage with the Board and management. On January 14, 2005, Mr. Gellert received the following letter from Mr. Snyder indicating that Mr. Snyder supposedly no longer had any interest in a continued investment in the Company:

         January 14, 2005

         Michael E. Gellert
         Presiding Independent Director
         Six Flags, Inc.
         122 East 42nd Street
         New York, NY  10168

         Dear Mr. Gellert:

                  It has been over three months since we wrote to you to express our disappointment with the response of the non-management directors to our concerns regarding current management's performance and our views regarding how to reverse the company's continuing decline and protect and enhance stockholder value.

         Since then, management has:

            o Reduced its guidance for full year 2004 and third quarter Adjusted EBITDA and third quarter revenues;

            o Announced that attendance, revenues, EBITDA (modified) and Adjusted EBITDA for the first nine months of 2004 were all less than in the comparable period in 2003 while operating costs and expenses increased over the prior year period.

            o Reported a loss of $67.7 million for the first nine months of 2004 compared to income of $4.2 million for the same period in 2003.

            o Continued to bet the future of the company on its misplaced capital expenditure plan, an overly expensive advertising campaign and a flawed guest service enhancement program.

              Your October 12, 2004 letter served only to reconfirm our view that the non-management directors are continuing to protect an underperforming management team and encouraging the status quo at the very time when strong and decisive leadership is necessary to reverse the negative trend at Six Flags. We find it quite ironic that the non-management directors would accuse the undersigned of demonstrating a lack of understanding of the theme park business. While we freely admit that we have not in the past managed a theme park business, we do have extensive experience in the venue-based entertainment business and are very confident that the suggestions we have made to improve performance at Six Flags, if implemented properly by a qualified management team, would increase stockholder value in the long term. As the above results indicate, whatever understanding of the business that the board and current management have is not being put to good use.

              Whether the non-management directors adopt the proposals we have suggested is not the issue - the company's performance is - and to date the board and management have failed to turn the company around. We simply do not agree that the board should continue to have confidence in the current management team. We believe it is time for a change. Blaming the company's poor performance on the weather and the economy cannot last forever. A management team is paid to overcome challenges and it is the board's responsibility to explore all avenues to increase stockholder value notwithstanding the obstacles the company can be expected to face. At our September 28, 2004 meeting, we offered to assist in implementing change at the company by having Dan Snyder and two other knowledgeable stockholders join the board to work closely with the other directors to identify a new management team. You have mischaracterized this proposal as an effort to seek control of the company.

              While the company's expensive advertising campaign and 2005 capital plan might increase park attendance, we believe much more can be done to increase stockholder value in the long term. We have already outlined certain of these proposals to the non-management directors. The board's failure to respond proactively to our concerns and proposals is troubling as is the board's approval of new indemnification agreements for management and itself. We believe the board's steadfast and blind loyalty to an under-performing management team will in the short term, at best, simply maintain the status quo and in the longer term result in a material loss of stockholder value.

              In light of what we believe will be a disappointing future for the Company, we have determined that continued investment in the Company is not in our best interest and that our capital and other resources should be allocated to more promising investments, especially those that have a board and management team that truly understands what it means to be responsive to shareholder concerns.

                                                     Sincerely,

                                                     RED ZONE LLC

                                                     By: /s/ Daniel M. Snyder
                                                         ---------------------
                                                     Name: Daniel M. Snyder
                                                     Title: Managing Member

         cc:  Non-Management Directors

         On April 21, 2005, Red Zone noted in its Schedule 13D filing that it was continuing to consider various alternatives with respect to its investment, including seeking Board representation and/or a potential business combination between the Company and itself or certain of its affiliates. Although not disclosed by Red Zone in any amendment to its Schedule 13D filed with the SEC, on June 7, 2005, Red Zone engaged UBS Securities LLC to act as its financial advisor with respect to its consideration of various financial strategies involving refinancings, recapitalizations or a business combination involving the Company. At no time after Mr. Snyder's January 14, 2005 letter did Mr. Snyder approach the Board or management to discuss further any proposals for improving the Company's performance or engaging in any extraordinary transactions involving the Company. Throughout the process, Mr. Snyder failed to disclose the identity of the two individuals whom he sought to place on the Board until the filing of Red Zone's consent solicitation materials. The Nominating and Corporate Governance Committee of the Board was therefore unable to properly review the qualifications of Mr. Snyder's nominees until after the date of filing of Red Zone's consent solicitation materials.

         On August 17, 2005, nearly eight months after Mr. Snyder's letter indicating that he was no longer interested in a continued investment in the Company, and approximately ten months after his October 7, 2004 letter claiming that he was not attempting to gain "control" of the Company, Mr. Snyder, through Red Zone, filed a preliminary consent solicitation statement seeking to have himself and two handpicked nominees appointed to the Board. As further stated in Red Zone's solicitation materials, Mr. Snyder is seeking to have himself appointed as Chairman of the Board and Mark Shapiro appointed as Chief Executive Officer, and intends to commence a conditional tender offer in order to increase his ownership to 34.9% of the Company's outstanding common stock.

         On August 18, 2005, the Board met telephonically to review Red Zone's filings and to begin considering the appropriate response. On August 23, 2005, the Board and its financial and legal advisors met to discuss Red Zone's unsolicited proposals and the Company's past and current business operations, financial position and future prospects. At a meeting held the following day, the Board unanimously determined that Mr. Snyder's proposals taken as a whole are not in the best interests of all of the Company's stockholders and to seek proposals from third parties regarding a possible sale of the Company. Among the factors considered by the Board in reaching its determinations are those set forth under "Reasons to Reject Red Zone's Consent Solicitation Proposals." Also supporting its decision to seek proposals from third parties regarding a potential sale of the Company were the strong, broad-based performance of the Company's parks through August 1 of this year, the Board's positive assessment of the current mergers and acquisitions and financing markets, and Red Zone's interest in and proposals for the Company, which in management's view could make it difficult to operate the Company and effect necessary financings and refinancings consistent with their desire to maximize long-term stockholder value.

         On August 25, 2005, the Company received notification from the Federal Trade Commission (the "FTC") that it had received a Notification and Report Form which indicates that Red Zone intends to acquire certain voting securities issued by Six Flags. On September 6, 2005, the Company filed a Premerger Notification and Report form with the FTC and the Antitrust Division of the Department of Justice.

         On September 12, 2005, the Company, after careful review and consideration, announced that it would close its AstroWorld theme park in Houston, Texas at the end of the 2005 season and had engaged Cushman & Wakefield, a real estate advisory firm, to market the 109-acre site of the park.

         On September 16, 2005, Red Zone sent the following letter to Michael Gellert, our presiding independent director:

         September 16, 2005
         Michael E. Gellert
         Presiding Independent Director
         Six Flags, Inc.
         122 East 42nd Street
         New York, NY 10168

         Dear Mr. Gellert:

         We read with interest Six Flags' announcement that it will close its AstroWorld theme park and undertake to sell the 109-acre site located in Houston. We have also read published reports that the Company's largest competitor, Cedar Fair, may be interested in acquiring certain of the Company's assets.

         While we are aware of your publicly-announced intention to sell the Company to the highest bidder, we believe it would be inappropriate for the Company to separately sell any park or real estate assets until the Company's stockholders have had the opportunity to express or withhold their consent to the proposals we plan to put before stockholders.

         As the Company's largest stockholder, we strongly believe that any asset liquidations (such as the disposition of one or more parks or excess real estate) or additional severance or change in control arrangements without stockholder approval while stockholders are being asked to consider a change in directors and management would impermissibly frustrate the stockholder franchise. If the Board or management takes any action which is detrimental to the Company or frustrates the stockholder franchise, we intend to take all actions necessary to hold the Board accountable.

         Sincerely,

         RED ZONE LLC

         By: /s/ Daniel M. Snyder
             Name: Daniel M. Snyder
             Title: Managing Member

         cc:  Non-Management Directors


         On September 20, 2005, we sent the following letter to Red Zone in response:

         Mr. Daniel M. Snyder
         Managing Member
         Red Zone, LLC
         21300 Redskins Park Drive
         Ashburn, Virginia 20147

         Dear Mr. Snyder:

         The Board has reviewed your letter of September 15, 2005. For the reasons stated in the company's September 12 press release, the Board and management have determined, after careful deliberation, that a sale of the AstroWorld property is the best way to maximize value for shareholders.

         In accordance with our fiduciary duties as directors, we intend to continue to take any actions that we believe are in the best interests of all shareholders and are consistent with our goal of maximizing shareholder value. Neither we nor the company's management can suspend our responsibilities to shareholders while you pursue your own agenda.

                                  Sincerely,

                                  /s/ Michael E. Gellert

                                  Michael E. Gellert
                                  Presiding Independent Director on
                                  behalf of the non-management
                                  members of the Six Flags Board of Directors

         cc:  Non-Management Directors
              Six Flags, Inc.

          QUESTIONS AND ANSWERS ABOUT THIS CONSENT REVOCATION STATEMENT

Q:    WHO IS MAKING THIS SOLICITATION?

A:    Your Board of Directors.

Q:    WHAT ARE WE ASKING YOU TO DO?

A: You are being asked to revoke any consent that you may have delivered in favor of the five proposals described in Red Zone's consent solicitation statement and, by doing so, retain your current Board, which will continue to act in your best interests.

Q:    IF I HAVE ALREADY DELIVERED A CONSENT, IS IT TOO LATE FOR ME TO CHANGE MY
      MIND?

A: No. Until the requisite number of duly executed, unrevoked consents are delivered to the Company in accordance with Delaware law and the Company's organizational documents, the consents will not be effective. At any time prior to the consents becoming effective, you have the right to revoke your consent by delivering a BLUE Consent Revocation Card, as discussed in the following question.

Q:    WHAT IS THE EFFECT OF DELIVERING A CONSENT REVOCATION CARD?

A: By marking the "YES, REVOKE MY CONSENT" boxes on the enclosed BLUE Consent Revocation Card and signing, dating and mailing the card in the postage-paid envelope provided, you will revoke any earlier dated consent that you may have delivered to Red Zone. Even if you have not submitted a consent card, we urge you to submit a consent revocation as described above. Although submitting a consent revocation will not have any legal effect if you have not previously submitted a consent card, it will help us keep track of the progress of the consent process.

Q:    WHAT SHOULD I DO TO REVOKE MY CONSENT?

A: Mark the "YES, REVOKE MY CONSENT" boxes next to each proposal listed on the BLUE Consent Revocation Card. Then, sign, date and return the enclosed BLUE Consent Revocation Card today to Mackenzie Partners, Inc. in the envelope provided. Any BLUE Consent Revocation Card mailed to Red Zone will effectively revoke your consent. However, to ensure that your BLUE Consent Revocation Card is properly counted, we request that you send such cards directly to Mackenzie Partners, Inc. and, to the extent sent to Red Zone, provide us with a copy of any BLUE Consent Revocation Card submitted directly to Red Zone. It is important that you date the BLUE Consent Revocation Card when you sign it.

Q:    WHAT HAPPENS IF I DO NOTHING?

A: If you do not send in any consent Red Zone may send you and do not return the enclosed BLUE Consent Revocation Card, you will effectively be voting AGAINST Red Zone's proposals.

Q:    WHAT HAPPENS IF RED ZONE'S PROPOSALS PASS?

A: If unrevoked consents representing a majority of our outstanding common stock are delivered to us within 60 days of the earliest-dated consent, three of the seven members of your Board would be replaced with Red Zone's handpicked nominees who Red Zone believes will seek to influence the Board to replace senior management and develop a new operating plan for the Company. Your Board of Directors also believes that Red Zone's proposals may very well interfere with the Board's efforts to seek a sale of the Company designed to obtain full and fair value for all stockholders. Among other things, potentially interested parties will be faced with significant uncertainty regarding the composition of the Board and its continuing commitment to the sale process, which could chill the interests of potentially interested parties in committing the time and resources necessary to pursue a transaction. In addition, the Board believes that the replacement of the Company's senior management and the abandonment or substantial modification of its capital, marketing and other operating plans during the sale process could have a negative effect on the Board's ability to effect a transaction. Also, there is no assurance that Red Zone's nominees would be supportive of any such proposal to sell the Company, which could adversely affect the Company's ability, from a practical perspective, to pursue such a process effectively.

Q:    WHAT IS YOUR BOARD'S POSITION WITH RESPECT TO RED ZONE'S PROPOSALS?

A: Your Board has determined that Red Zone's proposals are not in the best interests of the Company's stockholders and that stockholders should reject the proposals. The Board's reasons and recommendations are contained in the section entitled "Reasons to Reject Red Zone's Consent Solicitation Proposals."

Q:    WHAT DOES YOUR BOARD OF DIRECTORS RECOMMEND?

A: Your Board strongly believes that the solicitation being undertaken by Red Zone is not in the best interests of the Company's stockholders. Your Board opposes the solicitation by Red Zone and urges stockholders to reject the solicitation and revoke any consent previously submitted.

Q: WHO IS ENTITLED TO CONSENT, WITHHOLD CONSENT OR REVOKE A PREVIOUSLY GIVEN CONSENT WITH RESPECT TO RED ZONE'S PROPOSALS?

A: Only the stockholders of record of the Company common stock on the record date are entitled to consent, withhold consent or revoke a previously given consent with respect to Red Zone's proposals. The Board has set a record date of [________ __], 2005.

Q: IF I SUBMIT A BLUE CONSENT REVOCATION CARD REVOKING MY CONSENT, CAN I SUBSEQUENTLY REVOKE SUCH CONSENT REVOCATION?

A: If you change your mind after submitting a consent revocation on the enclosed BLUE Consent Revocation Card, you can submit a later dated consent to Red Zone thereafter so long as such consent is submitted during the solicitation period. Delivery of a later dated consent to Red Zone would have the effect of revoking the earlier dated consent revocation delivered to the Company.

Q:    WHO SHOULD I CALL IF I HAVE QUESTIONS ABOUT THE SOLICITATION?

A: Please call Mackenzie Partners, Inc. toll free at 1-800-322-2885. You may also contact Mackenzie Partners, Inc. at 212-929-5500.


                              THE CONSENT PROCEDURE

VOTING SECURITIES AND RECORD DATE

         The Board has set a record date of [___________ __], 2005 (the "Record Date") for the determination of stockholders who are entitled to execute, withhold or revoke consents relating to Red Zone's proposals. As of [________ __], 2005, there were [_____________] shares of the Company's common stock outstanding. Each share of the Company's common stock outstanding as of the Record Date will be entitled to one consent per share.

         Only stockholders of record as of the Record Date are eligible to execute, withhold and revoke consents in connection with Red Zone's proposals. Persons beneficially owning shares of the Company's common stock (but not holders of record), such as persons whose ownership of the Company's common stock is through a broker, bank or other financial institution, should contact such broker, bank or financial institution and instruct such person to execute the BLUE Consent Revocation Card on their behalf.

EFFECTIVENESS OF CONSENTS

         Under Delaware law, unless otherwise provided in a corporation's certificate of incorporation, stockholders may act without a meeting, without prior notice and without a vote, if consents in writing setting forth the action to be taken are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. The Company's certificate of incorporation does not prohibit stockholder action by written consent. Under Section 228 of the Delaware General Corporation Law, Red Zone's proposals will become effective if valid, unrevoked consents signed by the holders of a majority of the shares of the Company's common stock outstanding as of the Record Date are delivered to the Company within 60 days of the earliest-dated consent delivered to the Company.

         Because Red Zone's proposals could become effective before the expiration of the 60-day period, we urge you to act promptly to return the BLUE Consent Revocation Card.

EFFECT OF BLUE CONSENT REVOCATION CARD

         A stockholder may revoke any previously signed consent by signing, dating and returning to the Company a BLUE Consent Revocation Card. A consent may also be revoked by delivery of a written revocation of your consent to Red Zone. Stockholders are urged, however, to deliver all consent revocations to Mackenzie Partners, Inc., 105 Madison Avenue, New York, New York 10016 (Facsimile No. 212-929-0308). The Company requests that if a revocation is instead delivered to Red Zone, a copy of the revocation also be delivered to the Company, c/o Mackenzie Partners, Inc., at the address or facsimile number set forth above, so that the Company will be aware of all revocations. If you return your BLUE Consent Revocation Card by facsimile, please be sure to fax both sides.

         Unless you specify otherwise, by signing and delivering the BLUE Consent Revocation Card, you will be deemed to have revoked your consent to all of Red Zone's proposals.

         Any consent revocation may itself be revoked by marking, signing, dating and delivering a written revocation of your Consent Revocation Card to the Company or to Red Zone or by delivering to Red Zone a subsequently dated white consent card that Red Zone sent to you.

         If any shares of common stock that you owned on the Record Date were held for you in an account with a stock brokerage firm, bank nominee or other similar "street name" holder, you are not entitled to vote such shares directly, but rather must give instructions to the stock brokerage firm, bank nominee or other "street name" holder to grant or revoke consent for the shares of common stock held in your name. Accordingly, you should either sign, date and mail the enclosed BLUE Consent Revocation Card or contact the person responsible for your account and direct him or her to execute the enclosed BLUE Consent Revocation Card on your behalf. You are urged to confirm in writing your instructions to the person responsible for your account and provide a copy of those instructions to the Company, c/o Mackenzie Partners, Inc., at the address set forth above so that the Company will be aware of your instructions and can attempt to ensure such instructions are followed.

         YOU HAVE THE RIGHT TO REVOKE ANY CONSENT YOU MAY HAVE PREVIOUSLY GIVEN TO RED ZONE. TO DO SO, YOU NEED ONLY SIGN, DATE AND RETURN IN THE ENCLOSED POSTAGE PREPAID ENVELOPE THE BLUE CONSENT REVOCATION CARD WHICH ACCOMPANIES THIS CONSENT REVOCATION STATEMENT. IF YOU DO NOT INDICATE A SPECIFIC VOTE ON THE BLUE CONSENT REVOCATION CARD WITH RESPECT TO ONE OR MORE OF RED ZONE'S CONSENT PROPOSALS, THE CONSENT REVOCATION CARD WILL BE USED IN ACCORDANCE WITH THE BOARD'S RECOMMENDATION TO REVOKE ANY CONSENT WITH RESPECT TO SUCH PROPOSALS.

         The Company has retained Mackenzie Partners, Inc. to assist in communicating with stockholders in connection with Red Zone's consent solicitation and to assist in our efforts to obtain consent revocations. If you have any questions about how to complete or submit your BLUE Consent Revocation Card or any other questions, Mackenzie Partners, Inc. will be pleased to assist you. You may call Mackenzie Partners, Inc. toll-free at 1-800-322-2885. You may also contact Mackenzie Partners, Inc. at 212-929-5500.

         YOU SHOULD CAREFULLY REVIEW THIS CONSENT REVOCATION STATEMENT. YOUR TIMELY RESPONSE IS IMPORTANT. YOU ARE URGED NOT TO SIGN ANY WHITE CONSENT CARDS. INSTEAD, YOU CAN REJECT THE SOLICITATION EFFORTS OF RED ZONE BY PROMPTLY COMPLETING, SIGNING, DATING AND MAILING THE ENCLOSED BLUE CONSENT REVOCATION CARD TO MACKENZIE PARTNERS, INC., 105 MADISON AVENUE, NEW YORK, NEW YORK 10016 (FACSIMILE NO. 212-929-0308). IF YOU RETURN YOUR BLUE CONSENT REVOCATION CARD BY FACSIMILE, PLEASE BE SURE TO FAX BOTH SIDES. PLEASE BE AWARE THAT IF YOU SIGN A WHITE CARD BUT DO NOT CHECK ANY OF THE BOXES ON THE CARD, YOU WILL BE DEEMED TO HAVE CONSENTED TO RED ZONE'S PROPOSALS.

RESULTS OF THIS CONSENT REVOCATION SOLICITATION

         The Company has retained [_________________] as independent inspector of elections in connection with Red Zone's solicitation. The Company intends to notify stockholders of the results of the consent solicitation by issuing a press release, which it will also file with the SEC as an exhibit to a Current Report on Form 8-K.

                       SOLICITATION OF CONSENT REVOCATIONS

COST AND METHOD

         The cost of the solicitation of revocations of consent will be borne by the Company. The Company estimates that the total expenditures relating to the Company's current revocation solicitation (other than salaries and wages of officers and employees) will be approximately $___________, of which approximately $____________ has been incurred as of the date hereof. In addition to solicitation by mail, directors of the Company may, without additional compensation, solicit revocations by mail, e-mail, facsimile, in person or by telephone or other forms of telecommunication.

         The Company has retained Mackenzie Partners, Inc. as proxy solicitors, at an estimated fee of $________, plus expenses incurred on our behalf, to assist in the solicitation of revocations. The Company will reimburse brokerage houses, banks, custodians and other nominees and fiduciaries for out-of-pocket expenses incurred in forwarding the Company's consent revocation materials to, and obtaining instructions relating to such materials from, beneficial owners of the Company's common stock. Mackenzie Partners, Inc. has advised the Company that approximately ___ of its employees will be involved in the solicitation of revocations by Mackenzie Partners, Inc. on behalf of the Company. In addition, Mackenzie Partners, Inc. and certain related persons will be indemnified against certain liabilities arising out of or in connection with the engagement.

         Pursuant to engagement letters dated October 18, 2004 and October 19, 2004, the Company engaged each of Lehman Brothers Inc. and Allen & Company LLC (each a "Financial Advisor") to render financial advisory services. The Company paid each Financial Advisor a retainer fee of $250,000 upon execution of its engagement letter and is required to pay each Financial Advisor an additional fee of $250,000 each quarter beginning July 1, 2005, until their respective engagements are terminated. The Company is required to pay each Financial Advisor a fee of $750,000 if an unsolicited proposal to effect an Acquisition (as defined in its engagement letter) (a "Proposal") is made or a third party solicits proxies, consents or authorizations (a "Proxy Contest"). If a Proposal is made and the Company requests that opinions be submitted by either Financial Advisor, the Company is required to pay the Financial Advisor a fee of $2 million upon the Company's request for the opinion, and the Company is required to pay an additional fee of $250,000 for each additional opinion. If a Proxy Contest is resolved during the term of the Financial Advisor's engagement or within 24 months of the termination of either Financial Advisor's engagement, the Company is required to pay the Financial Advisor a fee of not less than $2 million, to be negotiated by the parties. If an Acquisition, Recapitalization, Restructuring or Change of Control (each as defined in its engagement letter) occurs during the term of the Financial Advisor's engagement or within 24 months of the termination of either Financial Advisor's engagement, the Company is required to pay the Financial Advisor a fee of not less than $12.5 million, to be negotiated by the parties in good faith based upon fees customarily paid in comparable transactions to exclusive financial advisors (offset by any fees paid in connection with an opinion). The Company has agreed to reimburse the Financial Advisors, upon request, for their reasonable expenses (including professional and legal fees and disbursements). The Company also has agreed to indemnify each of the Financial Advisors, and their respective officers, employees and affiliates, against certain liabilities and expenses arising out of their performance of financial advisory services under the engagement letters. The Company believes that the fees to be paid to its Financial Advisors are typical for transactions of this size and that the Company will benefit from the services of multiple advisors, which is becoming increasingly common in such transactions. In addition, both Lehman Brothers Inc. and Allen & Company LLC have been long-standing advisors to the Company with breadth of experience and contacts and have historically worked well together on their engagements for the Company.

         Certain employees of each of the Financial Advisors may also assist the Company in the solicitation of consent revocations, including by communicating in person, by telephone or otherwise, with institutions, brokers or other persons who are stockholders of the Company. Neither Financial Advisor believes that any of its directors, officers, employees or affiliates are a "participant" as defined in Schedule 14A promulgated by the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or that Schedule 14A requires the disclosure of certain information concerning either Financial Advisor. Neither Financial Advisor will receive any additional fee for or in connection with such solicitation activities by their respective representatives apart from the fees it is otherwise entitled to receive as described above.

PARTICIPANTS IN THE SOLICITATION

         Under applicable regulations of the SEC, each of our directors may be deemed to be a "participant" in this consent solicitation. Please refer to the section entitled "Information About The Company and Its Directors and Officers" and to Annex I, "Certain Information Regarding Participants in this Consent Revocation Solicitation" and Annex II, "Recent Trading History of Participants in this Consent Revocation Solicitation" for information about our directors who may be deemed to be participants in the solicitation. Except as described in this document, there are no agreements or understandings between the Company and any of its directors or executive officers relating to employment with the Company or any future transactions.

         Other than the persons described above and in Annex I, no general class of employee of the Company will be employed to solicit stockholders. However, in the course of their regular duties, employees may be asked to perform clerical or ministerial tasks in furtherance of this solicitation.


                                APPRAISAL RIGHTS

         Our stockholders are not entitled to appraisal rights in connection with Red Zone's proposals or this Consent Revocation Statement.

          INFORMATION ABOUT THE COMPANY AND ITS DIRECTORS AND OFFICERS

CORPORATE GOVERNANCE POLICIES AND PRACTICES

BOARD OF DIRECTORS AND ITS COMMITTEES

         During the year ended December 31, 2004, the Board of Directors held twelve (12) meetings. During that year, each of the directors of the Company attended at least 75% of the meetings of the Board and of the meetings of committees of the Board of which such director was a member. The Board has designated an Executive Committee, an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Each director attended the 2005 annual meeting of stockholders.

DETERMINATIONS REGARDING DIRECTOR INDEPENDENCE

         Of the seven members of the Company's Board, four (Messrs. Gellert, Biddelman, McGuire and Letaconnoux) have been determined by the Board to be "independent" of the Company and its management under the Company's Corporate Governance Guidelines, which meet or exceed the standards adopted by the New York Stock Exchange ("NYSE"). One nominee, Mr. Shuman, had been independent prior to the April 2004 sale by the Company of its European Division. Since Allen & Company LLC, of which Mr. Shuman is a managing director, was paid a financial advisory fee from the Company in connection with this transaction, he ceased being independent under the Company's Corporate Governance Guidelines at that time. Messrs. Burke and Dannhauser are members of senior management. The Company's Corporate Governance Guidelines can be found in the Corporate Governance section of the Company's website (www.sixflags.com/about__us) or can be obtained upon request from the Company's Corporate Secretary. None of the independent directors, his affiliates or members of his immediate family, directly or indirectly, receive any fee or payment from the Company or its affiliates other than the director compensation described below or has engaged in any transaction with the Company or its affiliates or has any relationship with the Company or its affiliates which, in the judgment of the Board, is inconsistent with a determination that the director is independent.

         Michael Gellert has been designated by the non-management directors to serve as the presiding director and chairs the periodic executive sessions of the non-management directors in which management directors and other members of management do not participate. Stockholders and other interested parties may contact the presiding director and the other non-management directors by writing to the presiding director c/o Six Flags, Inc., 122 E. 42nd Street, New York, New York 10168.

COMMITTEES

         The Board has designated an Executive Committee, an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The principal responsibilities of each of these committees are described generally below.

         Executive Committee. The members of the Executive Committee are Messrs. Burke, Biddelman and Gellert. The Executive Committee did not formally meet during 2004. Subject to applicable law, the Executive Committee is authorized to take any action that can be taken by the entire Board.

         Audit Committee. The members of the Audit Committee are Messrs. Biddelman, Gellert and Letaconnoux. The Audit Committee assists the Board of Directors in fulfilling its responsibility to oversee management's conduct of the Company's financial reporting process, including review of the Company's internal audit function, the financial reports and other financial information provided by the Company to the public, the Company's systems of internal accounting, financial and disclosure controls, the annual independent audit of the Company's financial statements, the Company's legal and regulatory compliance and the Company's safety programs as established by management. In discharging its duties, the Audit Committee, among other things, has the sole authority to appoint (subject to shareholder ratification), compensate (including fee pre-approvals), evaluate and replace the Company's independent auditors and oversee their scope of work, independence and their engagement for any other services. The Audit Committee meets independently with those persons performing the Company's internal auditing function, as well as the Company's independent auditors and senior management.

         The Audit Committee held five (5) meetings during 2004 and acted by written consent twice. The Audit Committee's charter is available on the Company's website (www.sixflags.com/about__us) under the caption "Corporate Governance." All members of the Audit Committee are independent within the meaning of SEC regulations, NYSE requirements and the Company's Corporate Governance Guidelines. In addition, the Board has determined that each member is qualified as an audit committee financial expert under SEC regulations and has the accounting and related financial management expertise required by the NYSE.

         Compensation Committee. The members of the Compensation Committee are Messrs. Biddelman, Gellert and McGuire. The Compensation Committee, which met twice during 2004, represented the Company in negotiating the employment agreements with the Company's Chief Executive Officer and Chief Financial Officer described below. The Committee also reviews management's recommendations with respect to executive compensation and employee benefits and is authorized to act on behalf of the Board with respect thereto. The Compensation Committee administers the Company's stock option and incentive plans. All members of the Compensation Committee are independent within the meaning of the Company's Corporate Governance Guidelines and NYSE requirements. The charter of the Compensation Committee is available on the Company's website (www.sixflags.com/about__us) under the caption "Corporate Governance."

         Nominating and Corporate Governance Committee. The members of the Nominating and Corporate Governance Committee are Messrs. Gellert, Letaconnoux and McGuire. The Committee is responsible for recommending qualified candidates to the Board for election as directors of the Company. The Committee also advises and makes recommendations to the Board on all matters concerning directorship practices, including compensation for non-employee directors, and recommendations concerning the functions and duties of the committees of the Board. The Committee developed and recommended to the Board the Company's Corporate Governance Guidelines and reviews, on a regular basis, the overall corporate governance of the Company. The charter of the Committee is available on the Company's website (www.sixflags.com/about__us) under the caption "Corporate Governance." The Committee met two times in 2004. All members of the Committee are independent with the meaning of NYSE requirements and the Company's Corporate Governance guidelines.

DIRECTOR NOMINATIONS

         Stockholders wishing to recommend director candidates for consideration by the Nominating and Corporate Governance Committee may do so in writing to the Secretary of the Company (11501 Northeast Expressway, Oklahoma City, Oklahoma 73131) or to the presiding director (Michael E. Gellert, c/o Six Flags, Inc., 122 E. 42nd Street, New York, New York 10168), giving the recommended candidate's name, biographical data, and qualifications. In order to be considered by the Nominating and Corporate Governance Committee, nominations for directors to be elected at the 2006 Annual Meeting must be received no later than January 9, 2006. No recommendations were received with respect to the nominees for election at the 2005 Annual Meeting.

         A stockholder may nominate one or more persons for election as directors at an annual meeting if written notice of that stockholder's intent to make the nomination has been given to the Company not less than 90 days nor more than 120 days before the first anniversary of the Company's previous annual meeting. If the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, then the written notice must be given not earlier than 120 days prior to such annual meeting and not later than the later of 90 days prior to such annual meeting or the tenth day following the first public announcement by the Company of such annual meeting date. In the case of an election to be held at a special meeting of stockholders, notice must be given not earlier than 120 days prior to such special meeting and not later than the later of 90 days prior to such special meeting or the tenth day following the first public announcement by the Company of the date of the special meeting. The notice shall include the name and address of the stockholder and his or her nominees, a representation that the stockholder is entitled to vote at the meeting and intends to nominate the person, a representation as to whether the stockholder intends, or is part of a group which intends, to deliver a proxy statement or otherwise solicit proxies from stockholders and the consent of each nominee to serve as a director of the Company if so elected. The Company may require any proposed nominee to furnish other information as it may reasonably require to determine the eligibility of the proposed nominee to serve as a director of the Company.

MEETINGS OF NON-MANAGEMENT DIRECTORS

         The Board has determined that the non-management members of the Board will meet regularly in executive session outside the presence of any member of management, in conjunction with regularly scheduled meetings of the Board. No formal Board action may be taken at any executive session. At each executive session, the presiding director (Mr. Gellert) or, in his absence, one of the other non-management directors will chair that executive session.

CODE OF CONDUCT AND ETHICS

         The Company maintains a Code of Business Conduct that covers all directors, officers and employees of the Company and its subsidiaries. The Code of Business Conduct requires, among other things, that the directors, officers and employees exhibit and promote the highest standards of honest and ethical conduct; avoid conflicts of interest; comply with laws, rules and regulations; and otherwise act in the best interest of the Company. In addition, the Company maintains a separate Code of Ethics for Senior Financial Officers that imposes specific standards of conduct on persons with financial reporting responsibilities at the Company. Each senior financial officer of the Company is required to annually certify in writing his or her compliance during the prior year with the Code of Ethics for Senior Financial Officers. A copy of the Code of Business Conduct and Code of Ethics for Senior Financial Officers can be viewed on the Company's website at www.sixflags.com/about__us.asp. The Company intends to post amendments to or waivers from its Code of Business Conduct and

Code of Ethics for Senior Financial Officers applicable to our principal executive officers and senior financial officers on its website. No such amendment or waiver has been made or granted prior to the date of this Consent Revocation Statement.

COMPENSATION OF DIRECTORS

         Each of the Company's directors who is not an employee of the Company receives $50,000 annually for serving on the Board, payable in cash or shares of common stock. With respect to 2004, the Company paid an aggregate of $250,000 in such fees to its five eligible outside directors. Directors are also reimbursed for expenses attendant to Board and committee membership.

         Non-employee directors are also eligible to participate under the Company's Stock Option Plan for Directors and the 2004 Stock Option and Incentive Plan. Pursuant to these plans, each of Messrs. Biddelman, Gellert, Letaconnoux and Shuman have been granted options to purchase in the aggregate 100,000 shares of common stock, and Mr. McGuire has been granted options to purchase in the aggregate 40,000 shares of common stock. The exercise price in each case was equal to the closing price of the common stock on the NYSE on the date of grant. The options vest 20% on the date of grant and 20% each succeeding year.

STOCKHOLDER COMMUNICATIONS

         Stockholders who wish to communicate with the Board of Directors may do so by sending written communications to the following address: Board of Directors - Stockholder Communications, c/o Corporate Secretary, Six Flags, Inc., 11501 Northeast Expressway, Oklahoma City, Oklahoma 73131. The Corporate Secretary will forward such communications to the directors to whom they are addressed.

DIRECTORS

         The following information has been provided by the current members of the Board of Directors.

NAME                        AGE    YEAR ELECTED DIRECTOR                     PRINCIPAL OCCUPATION
-----------------------     ---    ---------------------  ----------------------------------------------------------
Paul A. Biddelman           59             1992           Mr. Biddelman has served as a Director of the Company
                                                          since December 1992.  Since December 1997, Mr. Biddelman
                                                          has been president of Hanseatic Corporation, a private
                                                          investment company.  Prior to that date, he was treasurer
                                                          of Hanseatic for more than five years.  Mr. Biddelman also serves as a director of Insituform Technologies, Inc.,
                                                          Celadon Group, Inc., SystemOne Technologies Inc. and Star
                                                          Gas Partners, L.P.

Kieran E. Burke             48             1989           Mr. Burke has served as Chief Executive Officer and a
                                                          Director of the Company since October 1989 and Chairman of the Board since June 1994.  In February 2004, he also
                                                          became President and Chief Operating Officer of the
                                                          Company.

James F. Dannhauser         53             1992           Mr. Dannhauser became the Chief Financial Officer of the
                                                          Company in October 1995 and has served as a Director of
                                                          the Company since December 1992.  From 1990 through June
                                                          1996, Mr. Dannhauser was a managing director of Lepercq,
                                                          de Neuflize & Co. Incorporated, an investment banking
                                                          firm.  Mr. Dannhauser is a member of the board of
                                                          directors of MeriStar Hospitality Corporation.


                                       22

NAME                        AGE    YEAR ELECTED DIRECTOR                     PRINCIPAL OCCUPATION
-----------------------     ---    ---------------------  ----------------------------------------------------------

Michael E. Gellert          74             1989           Mr. Gellert has served as a Director of the Company since
                                                          March 1989.  He previously served as a Director of the
                                                          Company and as a Trustee of Tierco, a Massachusetts
                                                          business trust and the predecessor of the Company, from
                                                          1979 until 1986.  From June 1989 through June 1994, he
                                                          also served as the Chairman of the Board of the Company.
                                                          Mr. Gellert is a general partner of Windcrest Partners, a
                                                          private investment partnership.  Mr. Gellert also serves
                                                          as a director of Devon Energy Corp., Humana Inc., Seacor
                                                          Smit Inc., Smith Barney World Funds, Inc. and Travelers
                                                          Series Fund Inc.

Francois Letaconnoux        54             2000           Mr. Letaconnoux has served as a Director of the Company
                                                          since June 2000.  Since June 1993, Mr. Letaconnoux has
                                                          been President and Chief Executive Officer of Lepercq, de
                                                          Neuflize & Co. Incorporated, an investment banking firm.
                                                          He also serves as a director of Pathe, S.A., a French
                                                          entertainment company.

Robert J. McGuire           68             2003           Mr. McGuire has served as a Director of the Company since
                                                          May 2003.  He is an attorney and consultant.  From January
                                                          1998 to July 2005, Mr. McGuire served as counsel to
                                                          Morvillo, Abramowitz, Grand, Iason & Silberburg, P.C., a
                                                          New York law firm.  Prior thereto, he served as Police
                                                          Commissioner of The City of New York, Chairman and Chief
                                                          Executive Officer of Pinkerton's Inc. and President of
                                                          Kroll Associates Inc.  Mr. McGuire also serves as a
                                                          director of Mutual of America Investment Corp.; GAM Funds,
                                                          Inc.; GAM Avalon Multi Funds; and Protection One, Inc.

Stanley S. Shuman           70             2000           Mr. Shuman has served as a Director of the Company since
                                                          June 2000.  Mr. Shuman is Managing Director of Allen &
                                                          Company LLC, a New York based investment banking firm.
                                                          Mr. Shuman also serves as a director of News Corporation.

EXECUTIVE COMPENSATION

         The following table discloses compensation received by the Company's Chief Executive and Chief Operating Officer, Chief Financial Officer and the other named executive officers for the years shown.

                           SUMMARY COMPENSATION TABLE

                                                                                        LONG-TERM COMPENSATION
                                          ANNUAL COMPENSATION                    RESTRICTED
                                                                                    STOCK      SECURITIES
                                          SALARY        BONUS      OTHER ANNUAL   AWARD(S)     UNDERLYING    ALL OTHER
 NAME AND PRINCIPAL POSITION     YEAR       ($)          ($)       COMPENSATION    ($)(2)      OPTIONS (#)  COMPENSATION
------------------------------- ------- ------------ ------------  ------------- ------------  -----------  ------------
Kieran E. Burke(4)                2004   $1,046,205         -- (1)           --   $1,930,000       275,000          (3)
     Chairman of the Board,       2003      945,194    $178,940(1)           --          --            --           (3)
     Chief Executive Officer,     2002      850,510         -- (1)           --          --            --           (3)
     President, Chief Operating
     Officer and Director


                                       23

James F. Dannhauser(5)            2004   $  787,764       $ -- (1)           --   $1,350,000       170,000          (3)
     Chief Financial Officer      2003      669,156     277,880(1)           --          --            --           (3)
     and Director                 2002      524,622         -- (1)           --          --            --           (3)
Hue Eichelberger                  2004   $  285,372    $100,000              --          --            --           (3)
     Executive Vice President     2003      280,868     125,000              --          --            --           (3)
                                  2002      264,733     110,000              --          --         50,000          (3)
Thomas J. Iven                    2004   $  285,980    $100,000              --          --            --           (3)
     Executive Vice President     2003      277,608     125,000              --          --            --           (3)
                                  2002      250,664     110,000              --          --         50,000          (3)
James M. Coughlin                 2004   $  519,399    $ 50,000              --          --            --           (3)
     General Counsel              2003      509,189      25,000              --          --            --           (3)
                                  2002      486,002      25,000              --          --         30,000          (3)

1. Other than as noted below, bonus payment to the named executive officers was based solely on the formula contained in the named executive's then-existing employment agreement. The contractual bonus for any year is based on the Company's earnings before interest, taxes, depreciation, and amortization ("EBITDA") for such year, excluding amounts generated by parks acquired in such year, compared to the EBITDA shown in the Company's budget for that year as approved by the Board of Directors. In December 2002, the named executive officer waived the contractual cash bonus that would have been payable for 2002 to which he was otherwise entitled under his employment agreement. Although, under the formula, no bonus was payable for 2003, the named executive was paid a bonus in 2003 based on the formula as applied to 2001 which had not previously been paid. Mr. Dannhauser was also paid a performance bonus of $150,000 in 2003.

2. Amounts shown are based on the closing price of the Common Stock (as reported on the NYSE) on the date of grant and include all restricted shares granted, without regard to the existence of restrictions thereon.

3. The Company has concluded that, as to each named executive officer for each year shown, all personal benefits paid or provided did not exceed the lesser of $50,000 or 10% of the salary and bonus reported for such officer above. During 2004, the Company's only defined contribution plans or pension or other defined benefit or retirement plans in which its officers participated, were a defined benefit pension plan described below under "Executive Compensation -- Retirement Plan" and a qualified, contributory 401(k) plan. After specified periods of employment, employees are eligible to participate in the 401(k) plan. The Company matches 100% of the first 2% and 25% of the next 6% of salary contributed by an employee to the plan up to a maximum matching contribution of $7,175 per year. The accounts of all participating employees are fully vested after four years of service. Amounts shown as salary for each named executive officer include the Company's matching contribution for such officer. The Company also provides life insurance for all full time employees. Salary amounts also include premiums paid by the Company with respect to life insurance provided to the named executive officers.

4. As of December 31, 2004, Mr. Burke had been granted 250,000 restricted shares of Common Stock, all of which were granted on January 2, 2004 under the terms of his employment agreement described below under the caption "Employment Agreements." The restrictions lapse in six equal installments, commencing January 2005. Dividends will be paid on the restricted shares whether or not the restrictions thereon have lapsed if and when such dividends are declared on the Company's common stock. Based on the closing price of the common stock (as reported on the NYSE) on December 31, 2004, the aggregate market value of all such restricted shares on that date totaled $1,342,500.

5. As of December 31, 2004, Mr. Dannhauser had been granted 175,000 restricted shares of common stock, all of which were granted on January 2, 2004 under the terms of his employment agreement described below under the caption "Employment Agreements." The restrictions lapse in six equal installments, commencing January 2005. Dividends will be paid on the restricted shares whether or not the restrictions thereon have lapsed if and when such dividends are declared on the Company's common stock. Based on the closing price of the common stock (as reported on the NYSE) on December 31, 2004, the aggregate market value of all such restricted shares on that date totaled $939,750.

RETIREMENT PLAN

         In addition to the Company's 401k plan described in note (3) to the table above, retirement benefits are provided to the Company's employees, including its named executive officers, under a funded, tax-qualified defined benefit pension plan known as the Six Flags Retirement Plan (the "Plan"). The Plan, which had been adopted by the former Six Flags prior to its 1998 acquisition by the Company, was extended to substantially all full-time domestic employees of the Company as of June 15, 2000. In connection therewith, the Company also decided that employment by the Company prior to that date would be included in determining years of service under the Plan.

         The following table sets out the estimated annual pension benefit payable under the Plan for a participant at age 65, for various levels of average annual compensation (as defined below) and years of service.


--------------------------------------------------------------------------------------------------------------------
                                                                          YEARS OF SERVICE
--------------------------------------------------------------------------------------------------------------------
FIVE YEAR AVERAGE
COMPENSATION                                      5           15          20          25         30          35
--------------------------------------------- ----------- ------------ ---------- ----------- ---------- -----------
   $   200,000                                 $13,306     $39,917      $53,223    $66,529     $79,834    $93,140
--------------------------------------------- ----------- ------------ ---------- ----------- ---------- -----------
       400,000                                  13,656      40,967       54,623     68,279      81,934     95,590
--------------------------------------------- ----------- ------------ ---------- ----------- ---------- -----------
       600,000                                  13,656      40,967       54,623     68,279      81,934     95,590
--------------------------------------------- ----------- ------------ ---------- ----------- ---------- -----------
       800,000                                  13,656      40,967       54,623     68,279      81,934     95,590
--------------------------------------------- ----------- ------------ ---------- ----------- ---------- -----------
     1,000,000                                  13,656      40,967       54,623     68,279      81,934     95,590
--------------------------------------------- ----------- ------------ ---------- ----------- ---------- -----------
     1,500,000                                  13,656      40,967       54,623     68,279      81,934     95,590
--------------------------------------------- ----------- ------------ ---------- ----------- ---------- -----------
     2,000,000                                  13,656      40,967       54,623     68,279      81,934     95,590
--------------------------------------------- ----------- ------------ ---------- ----------- ---------- -----------


         For purposes of the Plan, average annual compensation is equal to the average annual salary and bonus over the five highest consecutive years during the final ten years of employment. However, under the Internal Revenue Code, the maximum recognizable compensation for 2004 is $205,000. The annual salary and bonus for that year for the named executive officers is indicated in the Summary Compensation Table. The years of service for each of the named executive officers under the Plan, as of December 31, 2004, are: Mr. Burke, 15.2 years; Mr. Dannhauser, 9.3 years; Mr. Iven, 23.8 years; Mr. Eichelberger, 13.8 years and Mr. Coughlin, 6.6 years.

         Benefits under the Plan are computed on the basis of a single life annuity and are payable, subject to reduction, in any annuity form permitted under the Plan. Benefits are paid from the trust under the Plan, to the extent permitted by law, and are not subject to reduction for Social Security benefits or other offset amounts.

AGGREGATE OPTION EXERCISES AND OPTION VALUES

         The following table provides information on stock options ("Options") exercised in 2004 by each of the named executive officers and the value of such officers' unexercised Options at December 31, 2004:

                                                                NUMBER OF SHARES
                                                             UNDERLYING UNEXERCISED       VALUE OF UNEXERCISED
                                 SHARES                            OPTIONS AT            IN-THE-MONEY OPTIONS AT
                              ACQUIRED ON                      DECEMBER 31, 2004          DECEMBER 31, 2003 ($)
                                EXERCISE        VALUE
NAME                              (#)        REALIZED ($)   EXERCISABLE  UNEXERCISABLE  EXERCISABLE   UNEXERCISABLE
----------------------------- ------------- -------------- ------------- ------------- -------------- -------------
Kieran E. Burke                          -              -       108,750       286,250              -             -
James F. Dannhauser                      -              -        67,500       177,500              -             -
Thomas J. Iven                           -              -       120,000        10,000              -             -
Hue E. Eichelberger                      -              -       205,000        10,000              -             -
James M. Coughlin                        -              -        24,000         6,000              -             -


                       OPTIONS GRANTED IN LAST FISCAL YEAR

The following table provides information on Options granted in 2004 to each of the named executive officers:

                                                                                             GAINS BASED ON
                                             2004 STOCK OPTION GRANTS                        ASSUMED RATE OF
                                                                                        STOCK PRICE APPRECIATION
                                             % OF 2004                                     FOR OPTION TERM(1)
                                              EMPLOYEE     EXERCISE/BASE
NAME                             OPTION        OPTION        PRICE PER    EXPIRATION      ASSUMED       ASSUMED
                               GRANTED(2)    GRANTS (%)      SHARE ($)       DATE         RATE 5%       RATE 10%
----------------------------- ------------- -------------- ------------- ------------- -------------- -------------
Kieran E. Burke                   275,000           61.8       $   7.72        1/2/11      $ 863,500    $1,832,500
James F. Dannhauser               170,000           38.2           7.72        1/2/11        533,800     1,246,100



                                       25

Thomas J. Iven                          -              -             -             -              -             -
Hue E. Eichelberger                     -              -             -             -              -             -
James M. Coughlin                       -              -             -             -              -             -


1. The potential gain is calculated from the closing price of the common stock on the date of grant. These amounts represent certain assumed rates of appreciation only. Since the date of grant, the stock price has not appreciated. Actual gains, if any, on Option exercises and common stock holdings are dependent on the future performance of the common stock and overall market conditions.

2. The Options were issued under the employment agreements described below and vest in four equal annual installments commencing on the first anniversary date of the grant.

EMPLOYMENT AGREEMENTS

         Mr. Burke is approaching his 16th anniversary as the Chief Executive Officer of the Company and Mr. Dannhauser has served as the Company's Chief Financial Officer for almost 10 years. In 1989, the year Mr. Burke became CEO, the Company's revenues were approximately $4 million. On December 31, 2003, the Company entered into three-year employment agreements with each of Messrs. Burke and Dannhauser, which replaced the prior employment agreements which terminated on that date. The new agreements did not change the existing bonus formula for the executives under which the executive officers are entitled to annual bonuses based on the amount by which the Company's EBITDA exceeds budgeted amounts. The new agreements provide for the issuance to Mr. Burke of up to 370,000 shares of restricted stock (of which 250,000 shares were issued in January 2004, 40,000 were issued in January 2005 and 40,000 shares will be issued on each of January 2, 2006 and January 2, 2007) and the issuance to Mr. Dannhauser of up to 250,000 restricted shares (of which 175,000 shares were issued in January 2004, 25,000 were issued in January 2005 and 25,000 shares will be issued on each of January 2, 2006 and January 2, 2007). In addition, seven-year options to purchase up to 635,000 shares of common stock are issuable to Mr. Burke during the term (of which options to purchase 275,000 shares were issued in January 2004, options to purchase 120,000 shares were issued in January 2005 and options to purchase 120,000 shares will be issued on each of January 2, 2006 and December 31, 2006) and options to purchase up to 395,000 shares are issuable to Mr. Dannhauser (of which options to purchase 170,000 shares were issued in January 2004, options to purchase 75,000 shares were issued in January 2005 and options to purchase 75,000 shares will be issued on each of January 2, 2006 and December 31, 2006). All options must have an exercise price equal to the market price of the common stock on the grant date. In the event of a "Change of Control" of the Company (as defined in the indentures governing the Company's public debt), (i) all unissued restricted shares will be immediately issued and all restrictions on restricted shares will immediately lapse and (ii) all ungranted options will be immediately granted and all options will immediately vest (the benefits in clauses (i) and (ii) are herein referred to as the "Vesting Rights"). If the executive's employment is terminated under certain circumstances, in addition to the awards and acceleration of vesting described in the immediately preceding sentence, the Company is required to pay such executive a lump sum amount equal to three times the greater of (x) his prior year's cash compensation or (y) his prior year's salary and the average cash bonus paid to him during the three prior years, plus, in either case, an amount equal to certain taxes payable thereon (collectively, the "Severance Payments"). The provisions governing the calculation of Severance Payments are substantially similar to the agreements entered into with Messrs. Burke and Dannhauser in 1997 prior to the time the Company purchased the former Six Flags. The Board believes that the formula used to determine the severance amounts payable upon termination of employment following a change of control or the completion of a proxy contest are customary for senior executives of comparable-sized public companies. The agreements subject the executive officers to standard non-disclosure and non-compete requirements.

          If the Company is acquired in a transaction constituting a "Change of Control" (as defined in the indentures governing the Company's public debt), Messrs. Burke and Dannhauser would each be entitled to their respective Vesting Rights. In addition, in the event that their employment is terminated for any reason (other than due to death or disability) within 180 days of such a Change of Control, Mr. Burke and Mr. Dannhauser, as the case may be, would also be entitled to their respective Severance Payments. Also, even if there is no Change of Control, but the Red Zone Proposals are adopted and the employment of Messrs. Burke and/or Dannhauser is thereafter terminated, the terminated executive will be entitled to the Vesting Rights and Severance Payments. The amount of Severance Payments that would become payable to Messrs. Burke and Dannhauser under any of the circumstances described in this paragraph would be greater if the date of termination were to occur in 2006 rather than in 2005 due to ordinary course changes in base salary in 2005 and the higher bonuses expected for 2005 reflecting the Company's improved performance. Accordingly, the amount of Severance Payments to be made if the Red Zone Proposals are adopted will depend on when employment is terminated. The Board was aware of these matters at the time of its determination to seek a potential sale of the Company in August 2005.

         On July 21, 2005, the Company entered into severance agreements with certain of its employees, including James M. Coughlin, General Counsel, and Hue Eichelberger and Thomas J. Iven, each an Executive Vice President. Under the terms of the agreements, each employee is entitled to a cash severance payment equal to the sum of one year of base salary at the employee's highest annual base salary rate in effect at any time on or after July 21, 2005 through the termination of his or her employment and the employee's annual bonus for the most recent fiscal year ending prior to such termination. The payment is only due if both of the following occur: (a) a change in effective control (as defined in the agreement) of the Company, which may be deemed to occur if Red Zone acquires 30% or more of the outstanding shares, and (b) the termination of such employee's employment by the Company without cause, or by the employee for good reason, within eighteen months following such a change in effective control (or prior to such a change in effective control if done in anticipation of such change). In addition, in the event the foregoing conditions are met, the agreements provide for continuing coverage under the Company's health plans and life insurance policies, if applicable, for one year commencing on the employee's termination date. The term of the agreements expires on December 31, 2007. However, the agreements remain in effect for a period of two years following the occurrence of a change in effective control.

SECURITY OWNERSHIP

         The following table sets forth certain information as of August 1, 2005 (except as noted below) as to common stock beneficially owned by (a) each of the Company's current directors, (b) each of the executive officers named in the "Summary Compensation Table," (c) all current directors and officers of the Company as a group and (d) each person who, to the best of the Company's knowledge, beneficially owned on that date more than 5% of the outstanding common stock.

-------------------------------------------------------------- ---------------------- ---------------
                                                                 NUMBER OF SHARES       PERCENTAGE
NAME AND ADDRESS OF BENEFICIAL OWNER                            BENEFICIALLY OWNED     OF CLASS(1)
-------------------------------------------------------------- ---------------------- ---------------
Paul A. Biddelman(2)                                                     105,984               *
-------------------------------------------------------------- ---------------------- ---------------
Kieran E. Burke(3)                                                       539,671               *
-------------------------------------------------------------- ---------------------- ---------------
James F. Dannhauser(4)                                                   379,544               *
-------------------------------------------------------------- ---------------------- ---------------
Michael E. Gellert(5)                                                    816,395               *
-------------------------------------------------------------- ---------------------- ---------------
Francois Letaconnoux(6)                                                   68,992               *
-------------------------------------------------------------- ---------------------- ---------------
Robert J. McGuire(7)                                                      12,000               *
-------------------------------------------------------------- ---------------------- ---------------
Stanley S. Shuman(8)                                                     100,000               *
-------------------------------------------------------------- ---------------------- ---------------
Hue E. Eichelberger(9)                                                   205,500               *
-------------------------------------------------------------- ---------------------- ---------------
Thomas J. Iven(10)                                                       120,000               *
-------------------------------------------------------------- ---------------------- ---------------
James M. Coughlin(11)                                                     24,000               *
-------------------------------------------------------------- ---------------------- ---------------
Cascade Investment, L.L.C.(12)                                        10,810,120           11.5%
William H. Gates III
     2365 Carillon Point
     Kirkland, Washington 98033
-------------------------------------------------------------- ---------------------- ---------------
FMR Corp.(13)                                                         10,436,117           10.6%
     82 Devonshire Street
     Boston, Massachusetts 02109
-------------------------------------------------------------- ---------------------- ---------------
Franklin, Resources, Inc.(14)                                         10,237,399            9.9%
     Charles B. Johnson
     Rupert H. Johnson, Jr.
Franklin Advisors, Inc.
     One Franklin Parkway
     San Mateo, California  94403
-------------------------------------------------------------- ---------------------- ---------------
Wallace R. Weitz & Company(15)                                         9,840,000           10.6%
     1125 South 103rd Street, Suite 600
     Omaha, Nebraska 68124-6008
-------------------------------------------------------------- ---------------------- ---------------


                                       27

-------------------------------------------------------------- ---------------------- ---------------
Red Zone LLC (16)                                                     10,921,300           11.7%
Daniel M. Snyder
     21300 Redskins Park Drive
     Ashburn, Virginia 20147
-------------------------------------------------------------- ---------------------- ---------------
Diaco Investments, L.P.  (17)                                          9,020,700            9.7%
     1271 Avenue of the Americas, 48th Floor
     New York, New York 10020
-------------------------------------------------------------- ---------------------- ---------------
Dimensional Fund Advisors, Inc. (18)                                   7,185,400            7.7%
     1299 Ocean Avenue, 11th Floor
     Santa Monica, California 90401
-------------------------------------------------------------- ---------------------- ---------------
All directors and officers as a group (18 persons)(19)                 2,997,616            3.2%
-------------------------------------------------------------- ---------------------- ---------------

* Less than one percent.

1. For purposes of calculating the Percentage of Class, the number of outstanding shares on August 1, 2005 (93,106,528) is used plus, with respect to each beneficial owner, the shares such owner has the right to acquire within 60 days from August 1, 2005.

2. Includes 45,984 shares of common stock and options to purchase 60,000 shares as to which Mr. Biddelman has sole voting and investment power. Amount shown includes the vested portion of options to purchase 20,000 shares granted under the 2004 Stock Option and Incentive Plan on March 31, 2005.

3. Includes 430,921 shares of common stock and options to purchase 108,750 shares of common stock as to which Mr. Burke has sole voting and investment power. Does not include 235,001 shares of restricted stock and options to purchase 286,250 shares, which have not vested as of the date of this Consent Revocation Statement. In April 2005, Mr. Burke made a gift of 20,800 shares of common stock. See "Executive Compensation."

4. Includes 312,044 shares of common stock and options to purchase 67,500 shares of common stock as to which Mr. Dannhauser has sole voting and investment power. Does not include 162,501 shares of restricted stock and options to purchase 177,500 shares, which have not vested as of the date of this Consent Revocation Statement. See "Executive Compensation."

5. Includes 614,888 shares of common stock, as to which Mr. Gellert has sole voting and investment power, and 141,507 shares of common stock beneficially owned by his wife, as to which Mr. Gellert disclaims beneficial ownership. Also includes options to purchase 60,000 shares of common stock, as to which Mr. Gellert has sole voting and investment power. Amount shown includes the vested portion of options to purchase 20,000 shares granted under the 2004 Stock Option and Incentive Plan on March 31, 2005.

6. Includes 8,992 shares of common stock into which 7,500 shares of Preferred Income Equity Redeemable Shares ("PIERS") held by Mr. Letaconnoux are convertible and options to purchase 60,000 shares of common stock, as to which Mr. Letaconnoux has sole voting and investment power. Amount shown includes the vested portion of options to purchase 20,000 shares granted under the 2004 Stock Option and Incentive Plan on March 31, 2005.

7. Represents options to purchase 12,000 shares, as to which Mr. McGuire has sole voting and investment power. Amount shown includes the vested portion of options to purchase 20,000 shares granted under the 2004 Stock Option and Incentive Plan on March 31, 2005.

8. Includes 40,000 shares of common stock and options to purchase 60,000 shares of common stock, as to which Mr. Shuman has sole voting and investment power. Amount shown includes the vested portion of options to purchase 20,000 shares granted under the 2004 Stock Option and Incentive Plan on March 31, 2005.

9. Includes 500 shares of common stock and options to purchase 205,000 shares of common stock as to which Mr. Eichelberger has sole voting and investment power.

10. Represents options to purchase 120,000 shares of common stock, as to which Mr. Iven has sole voting and vesting power.

11. Represents options to purchase 24,000 shares of common stock, as to which Mr. Coughlin has sole voting and investment power.

12. Represents shares of common stock beneficially owned by Cascade Investment L.L.C. ("Cascade"), of which William H. Gates III is the sole member. The number of shares of common stock shown includes 599,520 shares of common stock into which 500,000 shares of the Company's PIERS held by Cascade are convertible. Information is shown as of August 27, 2004 and has been derived from Schedule 13D, filed on August 31, 2004.

13. Represents (i) 10,404,499 shares of common stock beneficially owned by Fidelity Management & Research Company ("Fidelity"), a wholly-owned subsidiary of FMR Corp. and a registered investment adviser and (ii) 26,618 shares of common stock beneficially owned by Fidelity Management Trust Company, a wholly-owned subsidiary of FMR Corp. ("FMTC") and a bank as defined under the Exchange Act. The number of shares of common stock shown includes 2,410,410 shares of common stock into which 2,010,350 shares of the Company's PIERS held by Fidelity and FMTC on December 31, 2004 are convertible. Also includes 2,677,164 shares of common stock into which $17,000,000 principal amount of the Company's 4 1/2% Senior Convertible Notes due 2015 ("Convertible Notes") held by Fidelity on December 31, 2004 are convertible. Edward C. Johnson, Chairman of FMR Corp., and Abigail Johnson, a director of FMR Corp., and members of the Johnson family may be deemed to form a controlling group with respect to FMR Corp. Information is shown as of December 31, 2004 and has been derived from Amendment No. 6 to Schedule 13G, filed on February 14, 2005.

14. Includes 10,236,200 shares of common stock issuable upon conversion of $65,001,000 principal amount of Convertible Notes held on December 31, 2004 by one or more investment companies or other managed accounts which are advised by direct or indirect investment advisory subsidiaries of Franklin Resources, Inc. ("FRI") and 1,199 shares of common stock issuable upon conversion of 1,000 PIERS held on December 31, 2004 by such investment companies or other managed accounts. Franklin Mutual Advisors, LLC ("FMA") an indirect advisory subsidiary of FRI has sole power to vote and dispose of the 10,236,200 shares of common stock issuable upon conversion of such Convertible Notes. Charles B. Johnson and Rupert H. Johnson, Jr. (the "Principal Shareholders") each own in excess of 10% of the outstanding common stock of FRI and, together with FRI, may be deemed the beneficial owner of the shares of common stock listed. FRI and the Principal Shareholders disclaim such beneficial ownership. Information is shown as of December 31, 2004 and has been obtained from Schedule 13G, filed on February 14, 2005.

15. Represents shares held by investment advisory clients of Wallace R. Weitz & Company, a registered investment advisor ("Weitz & Co."). Mr. Wallace R. Weitz serves as President and is the principal owner of Weitz & Co. As a result he may be deemed to be the beneficial owner of the shares of common stock beneficially held by Weitz & Co. Information is shown as of August 31, 2005 and has been derived from Schedule 13D filed on September 6, 2005.

16. Represents shares of common stock beneficially owned by Red Zone. Information is shown as of August 17, 2005 and has been obtained from Amendment No. 5 to Schedule 13D, filed on August 18, 2005.

17. Represents shares of common stock beneficially owned by Diaco Investments, L.P. ("Diaco"). Siget, L.L.C. ("Siget") serves as the general partner of Diaco and Messrs. Simon Glick and Seymour Pluchenik serve as managing members of Siget. Information is shown as of September 8, 2005 and has been obtained from the Schedule 13D filed on September 12, 2005.

18. Represents shares of common stock held by four investment companies registered under the Investment Company Act of 1940 and certain other commingled group trusts and separate accounts as to which Dimensional Fund Advisors, Inc. ("Dimensional") furnishes investment advice or services as investment manager. Dimension possesses sole power to vote and dispose of the shares of common stock listed and disclaims beneficial ownership thereof. Information is shown as of December 31, 2004 and has been derived from Schedule 13G, filed on February 9, 2005.

19. The share amount listed includes 1,404,172 shares of common stock that all directors and officers have the right to acquire within 60 days from March 1, 2005.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Allen & Company LLC, of which one of the Company's Directors, Mr. Shuman, is Managing Director, is acting as one of the Company's financial advisors in connection with the Company's recently initiated process to seek proposals from third parties regarding a possible sale of the Company. See "Solicitation of Consent Revocations - Cost and Method." In addition, Allen & Company LLC acted as financial advisor in connection with the Company's sale of its European Division in April 2004. Allen & Company LLC also acted as an initial purchaser in the Company's January 2005 issuance of $195,000,000 principal amount of 9-5/8% Senior Notes due 2014.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act, requires officers and directors of the Company and persons who own more than ten percent of the Company's common stock to file initial statements of beneficial ownership (Form 3) and statements of changes in beneficial ownership (Forms 4 or 5) of common stock with the SEC. Officers, directors and greater than ten-percent stockholders are required by the rules and regulations of the SEC to furnish the Company with copies of all such forms they file.

         To the Company's knowledge, based solely on its review of the copies of such forms received by it and written representations from certain reporting persons that no additional forms were required for those persons, during 2004 all filing requirements applicable to all officers, directors, and greater than ten percent beneficial owners were complied with.

       STOCKHOLDER PROPOSALS AND OTHER MATTERS FOR THE 2006 ANNUAL MEETING

         In order for a stockholder proposal to be considered for inclusion in the Company's proxy statement for the 2006 annual meeting, the proposal must be received at the Company's offices no later than January 9, 2006. Rule 14a-8 of the SEC contains standards as to what stockholder proposals are required to be included in a proxy statement. With respect to proposals submitted by a stockholder other than for inclusion in the Company's 2006 proxy statement and related form or proxy, timely notice of any stockholder proposal must be received by us in accordance with our Bylaws and our rules and regulations no later than March 30, 2006. Any proxies solicited by the Board of Directors for the 2006 annual meeting may confer discretionary authority to vote on any proposals notice of which is not timely received.

         Any stockholder who wishes to submit a stockholder proposal should send it to the Secretary of the Company at Six Flags, Inc., 11501 Northeast Expressway, Oklahoma City, Oklahoma 73131.

                                  OTHER MATTERS

         The only matters for which the participants intend to solicit revocations of consents are set forth in the Notice of Consent Revocation Solicitation. However, if consents are solicited by Red Zone or any other person on any other matter, the participants may determine that it is in the best interests of the Company and its stockholders to solicit revocations of consents with respect to such additional matters.

            DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

         The broker, bank or other nominee for any stockholder who is a beneficial owner, but not the record holder, of the shares of the Company's common stock may deliver only one copy of the Company's proxy statement to multiple stockholders who share the same address, unless that broker, bank or other nominee has received contrary instructions from one or more of the stockholders. The Company will deliver promptly, upon written or oral request, a separate copy of the proxy statement to a stockholder at a shared address to which a single copy of the documents was delivered. A stockholder who wished to receive a separate copy of the proxy statement, now or in the future, should submit their request to the Company by telephone at (212) 599-4690 or by submitting a written request to the Secretary of the Company at Six Flags, Inc., 11501 Northeast Expressway, Oklahoma City, Oklahoma 73131. Beneficial owners sharing an address who are receiving multiple copies of proxy materials and annual reports and wish to receive a single copy of such materials in the future will need to contact their broker, bank or other nominee to request that only a single copy of each document be mailed to all stockholders at the shared address in the future.

         We appreciate your support and encouragement.


                                         On Behalf of the Board of Directors,

                                         Kieran E. Burke




               IMPORTANT INFORMATION REGARDING CONSENT REVOCATION

         The Board of Directors urges you NOT to return any white consent card solicited from you by Red Zone. If you have previously returned any such consent card you have every right to revoke your consent. Simply complete, sign, date and mail the enclosed BLUE Consent Revocation Card in the postage-paid envelope provided, whether or not you previously returned the white consent card.

         For additional information or assistance, please call our soliciting agent, Mackenzie Partners, Inc., toll free at 1-800-322-2885. You may also contact Mackenzie Partners, Inc. at 212-929-5500. Mackenzie Partners Inc.'s address is 105 Madison Avenue, New York, New York 10016.

               ANNEX I--CERTAIN INFORMATION REGARDING PARTICIPANTS
                     IN THIS CONSENT REVOCATION SOLICITATION

         Under applicable SEC regulations, each member of the Company's Board may be deemed a "participant" in the solicitation of revocations of consents. The following sets forth the name, principal business address and the present office or other principal occupation or employment, and the name, principal business and the address of any corporation or other organization in which such employment is carried on, of the directors of the Company who may solicit revocations of consents from stockholders of the Company.

DIRECTORS

         The principal occupations of the Company's directors who are deemed participants in the solicitation are set forth under "Information About the Company and Directors and Officers--Directors" in this Consent Revocation Statement. The name and business address of the director-participants' organization of employment are as follows:

      NAME                                              ADDRESS
      ---------------------------       ---------------------------------------
      Kieran E. Burke                   Six Flags, Inc.
                                        122 East 42nd Street
                                        New York, NY 10168

      James F. Dannhauser               Six Flags, Inc.
                                        122 East 42nd Street
                                        New York, NY 10168

      Stanley S. Shuman                 Allen & Company LLC
                                        711 Fifth Avenue
                                        New York, NY 10022

      Paul A. Biddelman                 Hanseatic Corporation
                                        450 Park Avenue
                                        Suite 2302
                                        New York, NY 10022

      Michael E. Gellert                Windcrest Partners
                                        122 East 42nd Street, 34th Floor
                                        New York, NY  10168

      Francois Letaconnoux              Lepercq, de Neuflize & Co. Incorporated
                                        40 West 57th Street
                                        New York, NY 10019

      Robert J. McGuire                 415 Madison Avenue, 17th Floor
                                        New York, NY 10017


INFORMATION REGARDING OWNERSHIP OF THE COMPANY'S SECURITIES BY PARTICIPANTS

         The number of shares of common stock held by directors is set forth under "Security Ownership" of this Consent Revocation Statement. No other participants own any shares of common stock.

MISCELLANEOUS INFORMATION CONCERNING PARTICIPANTS

         Except as described in this Annex I or the Consent Revocation Statement, neither any participant nor any of their respective associates or affiliates (together, the "Participant Affiliates"), is either a party to any transaction or series of transactions since December 31, 2003, or has knowledge of any currently proposed transaction or series of proposed transactions, (i) to which the Company or any of its subsidiaries was or is to be a party, (ii) in which the amount involved exceeds $60,000, and (iii) in which any participant or Participant Affiliate had, or will have, a direct or indirect material interest. Furthermore, except as described in this Annex I or the Consent Revocation


                                      A-I-1

Statement, no participant or Participant Affiliate directly or indirectly beneficially owns, or owns of record but not beneficially, any securities of the Company or any securities of any subsidiary of the Company.

         Except as described in this Annex I or the Consent Revocation Statement, no participant or Participant Affiliate has entered into any agreement or understanding with any person respecting any future employment by the Company or any of its affiliates or any future transactions to which the Company or any of its affiliates will or may be a party. Except as described in this Annex I or the Consent Revocation Statement, there are no contracts, arrangements or understandings by any participant or Participant Affiliate within the past year with any person with respect to any securities of the Company.





















                                      A-I-2

                ANNEX II--RECENT TRADING HISTORY OF PARTICIPANTS
                     IN THIS CONSENT REVOCATION SOLICITATION

         The following is a list of all acquisitions and dispositions of the Company's common stock made during the last two years by persons who may be deemed participants in the Company's solicitation of revocations of consent.

                                                NUMBER OF SHARES
                                        --------------------------------
PARTICIPANT                                ACQUIRED          DISPOSED          DATE
------------------------------          --------------    --------------   -------------
Kieran E. Burke                             275,000                         01/05/04 (1)
                                            250,000                         01/05/04 (2)
                                                               35,000       05/25/04
                                                               25,000       05/26/04
                                                               15,000       05/27/04
                                             40,000                         01/02/05 (1)
                                            120,000                         01/02/05 (2)

James F. Dannhauser                         170,000                         01/05/04 (1)
                                            175,000                         01/05/04 (2)
                                             75,000                         01/05/04 (1)
                                             25,000                         01/05/04 (2)

Stanley S. Shuman                            20,000                         02/23/04 (1)
                                             20,000                         03/31/05 (1)

Paul A. Biddelman                            20,000                         02/23/04 (1)
                                             20,000                         03/31/05 (1)

Michael E. Gellert                           20,000                         02/23/04 (1)
                                                            1,272,050       06/09/04 (3)
                                            297,685                         06/09/04 (3)
                                            141,507                         06/09/04 (4)
                                             20,000                         03/31/05 (1)

Francois Letaconnoux                         20,000                         02/23/04 (1)
                                             20,000                         03/31/05 (1)

Robert J. McGuire                            20,000                         02/23/04 (1)
                                             20,000                         03/31/05 (1)


(1)   Reflects a grant of options to purchase shares of common stock.

(2)   Reflects a grant of shares of restricted stock.

(3) Reflects disposition of shares of common stock by Windcrest Partners, a private investment partnership of which Mr. Gellert is a general partner, to its partners, and the acquisition by Mr. Gellert of his percentage interest therein.

(4) Reflects acquisition of shares of common stock by Mr. Gellert's wife, pursuant to a disposition by Windcrest Partners, as to which Mr. Gellert disclaims beneficial ownership.


                                     A-II-1

                        [FORM OF CONSENT REVOCATION CARD]
                    PRELIMINARY COPY - SUBJECT TO COMPLETION

                          CONSENT REVOCATION CARD--BLUE

                               CONSENT REVOCATION
                  SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                                       OF
                                 SIX FLAGS, INC.

         The undersigned, a record holder of shares of common stock, par value $.025 per share, of Six Flags, Inc. (the "COMPANY"), acting with respect to all shares of the Company's common stock held by the undersigned at the close of business on ___________ __, 2005, hereby acts as follows concerning the proposals of Red Zone, LLC set forth below.

THE BOARD OF DIRECTORS OF THE COMPANY URGES YOU TO MARK THE "YES, REVOKE MY CONSENT" BOXES IN ALL PROPOSALS BELOW.

         Please mark your selection as [X] indicated in this example.

                  --------------------------------------------------------------
PROPOSAL 1:       Proposal made by Red Zone to remove Mr. Kieran Burke, Mr.
                  James Dannhauser and Mr. Stanley Shuman and any person elected or appointed to the Company's Board of Directors in addition to or in lieu of any of the aforenamed individuals to fill any newly-created directorship or vacancy on the board of directors of the Company, or otherwise.

                  [ ] YES, REVOKE MY CONSENT
                  [ ] NO, DO NOT REVOKE MY CONSENT

INSTRUCTION:      IF YOU WISH TO REVOKE CONSENT TO THE REMOVAL OF CERTAIN OF THE
                  PERSONS NAMED IN PROPOSAL #1, BUT NOT ALL OF THEM, CHECK THE
                  "YES, REVOKE MY CONSENT" BOX ABOVE AND WRITE THE NAME OF EACH
                  SUCH PERSON YOU DO NOT WANT TO BE REMOVED IN THE FOLLOWING
                  SPACE:


                  --------------------------------------------------------------
PROPOSAL 2:       Proposal made by Red Zone to elect Mr. Mark Shapiro, Mr.
                  Daniel M. Snyder and Mr. Dwight Schar to serve as directors of the Company (or, if any such nominee is unable or unwilling to serve as a director of the Company, any other person designated as a nominee by the remaining nominee or nominees)

                  [ ] YES, REVOKE MY CONSENT
                  [ ] NO, DO NOT REVOKE MY CONSENT

INSTRUCTION:      IF YOU WISH TO REVOKE CONSENT TO THE ELECTION OF CERTAIN OF
                  THE PERSONS NAMED IN PROPOSAL #2, BUT NOT ALL OF THEM, CHECK
                  THE "YES REVOKE MY CONSENT" BOX ABOVE AND WRITE THE NAME OF
                  EACH SUCH PERSON YOU DO NOT WANT TO BE ELECTED IN THE
                  FOLLOWING SPACE:


                  --------------------------------------------------------------
PROPOSAL 3:       Proposal made by Red Zone to amend the Company's Bylaws to set the number of members of the Board of Directors of the Company at seven (7).

                  [ ] YES, REVOKE MY CONSENT
                  [ ] NO, DO NOT REVOKE MY CONSENT

                  --------------------------------------------------------------
PROPOSAL 4:       Proposal made by Red Zone to require the unanimous vote of all directors for any change in the number of directors constituting the Board.

                  [ ] YES, REVOKE MY CONSENT
                  [ ] NO, DO NOT REVOKE MY CONSENT


                  --------------------------------------------------------------
PROPOSAL 5:       Proposal made by Red Zone to amend the Company's Bylaws to provide that vacancies on the Board created as a result of the removal of the current directors by the Company's stockholders may be filled only by a majority vote of the stockholders.

                  [ ] YES, REVOKE MY CONSENT
                  [ ] NO, DO NOT REVOKE MY CONSENT


                  --------------------------------------------------------------
PROPOSAL 6:       Proposal made by Red Zone to repeal each provision of the
                  Company's bylaws and amendments thereto, if any, adopted after September 13, 2004.

                  [ ] YES, REVOKE MY CONSENT
                  [ ] NO, DO NOT REVOKE MY CONSENT


                  --------------------------------------------------------------

         THE BOARD OF DIRECTORS OF THE COMPANY URGES YOU TO MARK THE "YES, REVOKE MY CONSENT" BOXES ON ALL PROPOSALS SET FORTH HEREIN.

         UNLESS OTHERWISE INDICATED ABOVE, THIS REVOCATION CARD REVOKES ALL PRIOR CONSENTS GIVEN WITH RESPECT TO THE PROPOSALS SET FORTH HEREIN.

         UNLESS YOU SPECIFY OTHERWISE, BY SIGNING AND DELIVERING THIS REVOCATION CARD TO THE COMPANY, YOU WILL BE DEEMED TO HAVE REVOKED CONSENT TO ALL OF THE PROPOSALS SET FORTH HEREIN.

         THE UNDERSIGNED HEREBY AFFIRMS THAT THE SHARES REPRESENTED HEREBY WERE HELD OF RECORD ON _________________ __, 2005.

         IN ORDER FOR YOUR CONSENT REVOCATION TO BE VALID, IT MUST BE DATED. PLEASE MARK, SIGN, DATE AND MAIL IN THE POSTAGE-PAID ENVELOPE PROVIDED.

                  Dated:________________________________, 2005
                  Print Name:_________________________________
                  Signature (Title, if any):__________________
                  Signature (if held jointly):________________
                  Title or Authority:_________________________

Please sign in the same form as name appears hereon. Executors and fiduciaries should indicate their titles. If signed on behalf of a corporation, give title of officer signing.

                                    IMPORTANT

WE STRONGLY RECOMMEND THAT YOU REJECT RED ZONE AND MR. SNYDER AND HIS EFFORTS WHICH YOUR BOARD BELIEVES ARE PART OF AN INTEGRATED PLAN DESIGNED TO ALLOW MR. SNYDER TO EXERCISE SUBSTANTIAL INFLUENCE AND EFFECTIVE CONTROL OVER THE ACTIONS, STRATEGY AND DIRECTION OF YOUR COMPANY. FIRST, DO NOT SIGN RED ZONE'S WHITE CONSENT CARD. SECOND, IF YOU HAVE PREVIOUSLY SIGNED A WHITE CONSENT CARD, YOU MAY REVOKE THAT CONSENT BY SIGNING, DATING AND MAILING THE ENCLOSED BLUE CONSENT REVOCATION CARD IMMEDIATELY. FINALLY, IF YOU HAVE NOT SIGNED RED ZONE'S CONSENT CARD, YOU CAN SHOW YOUR SUPPORT FOR YOUR BOARD BY SIGNING, DATING AND MAILING THE ACCOMPANYING BLUE CONSENT REVOCATION CARD. PLEASE ACT TODAY.

YOUR VOTE IS IMPORTANT. IF YOU HAVE QUESTIONS OR NEED ASSISTANCE IN VOTING YOUR SHARES, PLEASE CALL:

                            MACKENZIE PARTNERS, INC.
                               105 Madison Avenue
                            New York, New York 10016
                                Tel: 212-929-5500
                                Fax: 212-929-0308
                         Call Toll Free: 1-800-322-2885
                       Email: proxy@mackenziepartners.com


PLEASE RETURN YOUR BLUE CONSENT REVOCATION CARD IN THE ENVELOPE PROVIDED. IN ADDITION, YOU MAY ALSO FAX BOTH SIDES OF YOUR BLUE CONSENT REVOCATION CARD TO:
(212) 929-0308.